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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Virtusa Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 27, 2018

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Virtusa Corporation to be held at 8:00 a.m., local time, on Thursday, September 6, 2018 at the offices of Virtusa Corporation located at 132 Turnpike Road, Southborough, Massachusetts 01772.

        At this annual meeting, you will be asked to (i) elect three (3) class II directors, as nominated by our board of directors, for a three-year term, and, with respect to the holders of our Series A Convertible Preferred Stock, one (1) Series A director, until his/her successor is duly elected and qualified or until such Series A director's right to hold the office terminates, whichever occurs earlier, (ii) ratify the appointment of our independent registered public accountants, (iii) cast an advisory vote on the compensation of our named executive officers, and (iv) transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of appointment of our independent registered public accountants and FOR approval, on an advisory basis, of the compensation of our named executive officers.

        Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.

        Whether or not you plan to attend the annual meeting, please submit your vote via the Internet (www.envisionreports.com/VRTU), by telephone (1-800-652-VOTE (8683)), or by your proxy by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible so that your shares will be represented at the annual meeting. If you vote via the Internet or by telephone or send your proxy in, you will not limit your right to vote in person at the annual meeting. Your prompt cooperation will be greatly appreciated.

Very truly yours,

Kris Canekeratne Chairman and Chief Executive Officer

Virtusa Corporation
132 Turnpike Road
Southborough, Massachusetts 01772
(508) 389-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, September 6, 2018

To the Stockholders of Virtusa Corporation:

        The annual meeting of stockholders of Virtusa Corporation, a Delaware corporation (the "Company"), will be held on Thursday, September 6, 2018, at 8:00 a.m., local time, at Virtusa Corporation located at 132 Turnpike Road, Southborough, Massachusetts 01772, for the following purposes:

  1.
  To elect three (3) class II directors, as nominated by our board of directors, to our board, each to serve for a three-year term, until his/her respective successor has been duly elected and qualified, or until his/her earlier death, resignation or removal and, with respect to the holders of our Series A Convertible Preferred Stock, one (1) Series A director, until his/her successor is duly elected and qualified or until such Series A director's right to hold the office terminates, whichever occurs earlier;

  2.
  To ratify the appointment of the accounting firm of KPMG LLP as the Company's independent registered public accountants for the current fiscal year;

  3.
  To hold an advisory vote on the compensation of our named executive officers; and

  4.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of three (3) class II directors and the one (1) Series A director nominated by the board of directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

        Only stockholders of record at the close of business on July 17, 2018, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to submit your vote via the Internet (www.envisionreports.com/VRTU), by telephone (1-800-652-VOTE (8683)), or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible so that your shares will be represented at the annual meeting. If you vote via the Internet or by telephone or send your proxy in, you will not limit your right to vote in person at the annual meeting.

By Order of the Board of Directors,

Ranjan Kalia Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Southborough, Massachusetts
July 27, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, SEPTEMBER 6, 2018: THE PROXY

STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT www.envisionreports.com/VRTU, FOR REGISTERED HOLDERS AND AT www.edocumentview.com/VRTU FOR BENEFICIAL/STREET HOLDERS.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR PLEASE PROMPTLY SUBMIT YOUR VOTE VIA THE INTERNET (www.envisionreports.com/VRTU), OR BY TELEPHONE (1-800-652-VOTE (8683)), IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

VIRTUSA CORPORATION
132 Turnpike Road
Southborough, Massachusetts 01772

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, September 6, 2018

July 27, 2018

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Virtusa Corporation, a Delaware corporation (the "Company," "our," "we" or "us"), for use at the annual meeting of stockholders to be held on Thursday, September 6, 2018, at 8:00 a.m., local time, at the offices of Virtusa Corporation located at 132 Turnpike Road, Southborough, Massachusetts 01772, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended March 31, 2018, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about August 2, 2018.

        The purposes of the annual meeting are to (i) elect three (3) class II directors, as nominated by our board of directors, for a three-year term, and, with respect to the holders of our Series A Convertible Preferred Stock, one (1) Series A director, as nominated by our board of directors, until his/her successor is duly elected and qualified or until such Series A director's right to hold the office terminates, whichever occurs earlier, (ii) ratify the appointment of the accounting firm of KPMG LLP as the Company's independent registered public accountants for the current fiscal year, (iii) hold an advisory vote on the compensation of our named executive officers, and (iv) transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accountants and FOR approval, on an advisory basis, of the compensation of our named executive officers.

        Only stockholders of record at the close of business on July 17, 2018, the record date, will be entitled to receive notice of and to vote at the annual meeting. As of July 17, 2018, 32,741,394 shares of common stock, $.01 par value per share, of the Company were eligible to vote at the annual meeting, of which 29,741,394 shares of common stock were issued and outstanding and 3,000,000 shares of common stock were issuable upon conversion of the 108,000 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock") which are issued and outstanding. The holders of common stock (including the 3,000,000 shares of common stock issuable upon conversion of the Series A Preferred Stock) are entitled to one vote per share on any proposal presented at the annual meeting.

        Stockholders may vote in person or by proxy, or stockholders may submit their vote via the Internet (www.envisionreports.com/VRTU), by telephone (1-800-652-VOTE (8683)), or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible so that the stockholder shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card or voted via telephone or the Internet. Voting via the Internet or telephone will not limit your right to vote in person at the annual meeting as stated above. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Virtusa Corporation, 132 Turnpike Road, Southborough, Massachusetts 01772, Attention: Secretary, before the taking of the vote at the annual meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        For Proposal 1, the three (3) class II director nominees shall be elected if the number of votes cast for such nominee's election exceed the number of votes cast against such nominee's election and the one (1) Series A director is elected by a majority of the votes properly cast by the holders of the Series A Convertible Preferred Stock for such election at the annual meeting. For Proposal 2, the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year, and for Proposal 3, the advisory vote on the compensation of our named executive officers, an affirmative vote of a majority of the shares properly cast for and against each such matter is required for approval. Brokerage firms, banks and other nominees who hold shares on behalf of their clients in "street name" are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, WITHHOLD their vote, or ABSTAIN) on matters that are not routine matters. If your shares are held through a broker, those shares will not be voted in Proposal 1 (the election of directors) or Proposal 3 (the advisory vote on the compensation of our named executive officers), unless you affirmatively provide the broker instructions on how to vote. Abstentions and broker "non-votes" will have no effect in determining the outcome of Proposal 1. Abstentions and broker "non-votes" are not counted as votes cast for or against a matter and thus will have no effect on Proposals 2 and 3.

        The persons named as attorney-in-fact in the proxies, Ranjan Kalia, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, and Paul D. Tutun, Executive Vice President, General Counsel and Assistant Secretary, were selected by the board of directors. All properly executed proxies returned in time to be counted at the annual meeting, including any votes properly made via the Internet or telephone, will be voted by such persons at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accountants, and FOR the approval, on an advisory basis, of the compensation of our named executive officers

        Aside from the election of directors, the ratification of the appointment of the independent registered public accountants and the advisory vote on the compensation of our named executive officers, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorney-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock at June 30, 2018: (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock and Series A Preferred Stock; (ii) by each director or nominee; (iii) by each named executive officer; and (iv) by all directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Virtusa Corporation, 132 Turnpike Road, Southborough, Massachusetts 01772.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Class Beneficially Owned(2)	Number of Shares of Series A Convertible Preferred Stock Beneficially Owned	Percentage of Class Beneficially Owned(2)
Five percent stockholders:
FMR LLC(3)	3,642,497	11.12%	—	0.00%
245 Summer Street
Boston, MA 02210
BlackRock, Inc.(4)	3,408,244	10.41%	—	0.00%
55 East 52nd Street
New York, NY 10022
The Vanguard Group(5)	2,107,167	6.44%	—	0.00%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(6)	2,028,563	6.20%	—	0.00%
Building One
6300 Bee Cave Road
Austin, TX 78746
Orogen Viper LLC(7)	3,000,000	9.16%	108,000	100%
One Rockefeller Plaza
Suite 2416
New York, NY 10020
Executive officers, directors and director nominees:
Kris A. Canekeratne(8)	753,020	2.30%	—	*
Ranjan Kalia(9)	82,196	*	—	*
Raj Rajgopal(10)	29,875	*	—	*
Samir Dhir(11)	59,159	*	—	*
Thomas R. Holler(12)	14,382	*	—	*
Izhar Armony(13)	26,855	*	—	*
Rowland T. Moriarty(14)	449,514	1.37%	—	*
William K. O'Brien(15)	35,077	*	—	*
Al-Noor Ramji(16)	28,509	*	—	*
Barry R. Nearhos(17)	4,115	*	—	*
Joseph G. Doody(18)	1,373	*	—	*
Vikram S. Pandit(19)	908	*	—	*
Deborah C. Hopkins(20)	—	*	—	*
All executive officers, directors and nominees as a group (15 persons)(21)	1,680,187	5.11%

*
Represents less than 1% of the outstanding common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of common stock deemed outstanding for a person or group includes shares issuable pursuant to options held by such person or group that are currently exercisable or may be exercised within 60 days of June 30, 2018 or shares issuable upon conversion of the Series A Preferred Stock, if applicable.

(2)
Applicable percentage of beneficial ownership for a person as of June 30, 2018 is based upon 32,741,487 shares outstanding at June 30, 2018 (including 3,000,000 shares of common stock issuable upon conversion of the Series A Preferred Stock), and those shares issuable pursuant to options held by such person or group that are currently exercisable or may be exercised within 60 days of June 30, 2018. We did not deem these shares issuable upon exercise of options outstanding, however, for the purpose of computing the percentage ownership of any other person.

(3)
Information herein is based on Schedule 13G/A filed by FMR, LLC on February 13, 2018. The Schedule 13G/A provides that FMR, LLC owns in the aggregate 3,642,497 shares of common stock and that it has sole power to vote or direct the voting of 2,272,599 of such shares and to dispose or direct the disposition of 3,642,497 of such shares. FMR, LLC is deemed to be the beneficial owner of the shares as a result of FMR, LLC acting as a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G) of the Exchange Act.

(4)
Information herein is based on Schedule 13G/A filed by BlackRock, Inc. on January 19, 2018. The schedule 13G/A provides that BlackRock, Inc. owns in the aggregate 3,408,244 shares of common stock and that it has sole power to vote or direct the voting of 3,354,442 of such shares and to dispose or direct the disposition of 3,408,244 of such shares. BlackRock, Inc. is deemed to be the beneficial owner of the shares as a result of BlackRock, Inc. acting as a parent holding company or control person in accordance with Section 240.13d-1(b)(1)(ii)(G) of the Exchange Act.

(5)
Information herein is based on Schedule 13G/A filed by The Vanguard Group Inc. on February 9, 2018. The schedule 13G/A provides that The Vanguard Group Inc. owns in the aggregate 2,107,167 shares of common stock, sole voting power with respect to 47,155 shares, shared voting power with respect to 4,482 shares, sole dispositive power with respect to 2,058,270 shares and shared dispositive power with respect to 48,897 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 44,415 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,222 shares as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group, Inc. is deemed to be the beneficial owner of the shares as a result of The Vanguard Group, Inc. acting as an investment adviser in accordance with Section 240.13d1(b)(1)(ii)(E) of the Exchange Act.

(6)
Information herein is based on Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2018. The schedule 13G provides that Dimensional Fund Advisors LP owns in the aggregate 2,028,563 shares of common stock, and that it has sole power to vote or direct the voting of 1,950,324 shares, and to dispose or direct the disposition of dispositive power of 2,028,563 of such shares. Dimensional Fund Advisors LP is deemed to be the beneficial owner of the shares as a result of Dimensional Fund Advisors LP acting as an investment adviser in accordance with Section 240.13d1(b)(1)(ii)(E) of the Exchange Act.

(7)
Information herein is based on Schedule 13D/A filed by Orogen Viper LLC on May 22, 2017. The schedule 13D provides that Orogen Viper LLC owns in the aggregate 3,000,000 shares of common stock, issuable upon conversion of 108,000 shares of Series A Preferred Stock. Orogen Viper LLC has shared voting power and shared dispositive power with respect to 3,000,000 of the shares of common stock beneficially owned with Orogen Holdings LLC, Vikram S. Pandit, Atairos-Orogen Holdings, LLC, Atairos Group, Inc., Atairos Partners, L.P., Atairos Partners GP, Inc., and Michael J. Angelakis. Mr. Vikram S. Pandit is Chairman and CEO of Orogen Viper LLC.

(8)
Consists of 410,980 shares held directly by Mr. Canekeratne and 38,175 shares issuable to Mr. Canekeratne upon the exercise of stock options exercisable within 60 days of June 30, 2018; 192,261 shares owned by Tushara Canekeratne, the spouse of Mr. Canekeratne and a former executive officer of the Company; 41,110 shares held by the Kris Canekeratne Irrevocable Trust; 41,110 shares held by the Tushara Canekeratne Irrevocable Trust; 14,692 shares held by the Kavan A. Canekeratne IDI Trust and 14,692 shares held by the Shane A. Canekeratne IDI Trust. The number of shares held by Mr. Canekeratne excludes 254,310 and 18,480 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2018 and March 31, 2017, respectively, but remain subject to time-based vesting and will not settle within 60 days of June 30, 2018. Also excludes 50,921 restricted stock units subject to time-based vesting and which will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(9)
Consists of 82,196 shares held directly by Mr. Kalia. The number of shares held by Mr. Kalia also excludes 53,543 and 5,775 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2018 and March 31, 2017, respectively, but remain subject to time-based vesting and will not settle within 60 days of June 30, 2018. Also excludes 28,644 restricted stock units subject to time-based vesting and which will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(10)
Consists of 29,875 shares held directly by Mr. Rajgopal. The number of shares held by Mr. Rajgopal excludes 48,676 and 5,775 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2018 and March 31, 2017, respectively, but remain subject to time-based vesting and will not settle within 60 days of June 30, 2018. Also excludes 14,620 restricted stock units subject to time-based vesting and which will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(11)
Consists of 59,159 shares held directly by Mr. Dhir. The number of shares held by Mr. Dhir excludes 48,676 and 3,465 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2018 and March 31, 2017, respectively, but remain subject to time-based vesting and will not settle within 60 days of June 30, 2018. Also excludes 21,745 restricted stock units subject to time-based vesting and which will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(12)
Consists of 14,382 shares held directly by Mr. Holler. The number of shares held by Mr. Holler excludes 53,543 and 4,851 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2018 and March 31, 2017, respectively, but remain subject to time-based vesting and will not settle within 60 days of June 30, 2018. Also excludes 17,459 restricted stock units subject to time-based vesting and which will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(13)
Consists of 5,588 shares held directly by Mr. Armony and 21,267 shares issuable to Mr. Armony upon the exercise of stock options exercisable within 60 days of June 30, 2018. The number of shares held by Mr. Armony excludes 7,258 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited. Mr. Armony is a general partner of the general partner of Charles River Partnership XI, L.P. Pursuant to the terms of the Charles River Partnership XI, L.P. partnership agreement, Mr. Armony is obligated to transfer the stock options held by him, or the underlying shares or proceeds from the exercise and sale thereof, to charity.

(14)
Consists of 102,547 shares held directly by Mr. Moriarty, 169,084 shares held by Rubex LLC, a limited liability company of which Mr. Moriarty is chief investment officer; 59,195 shares held by Movex, LLC, a limited liability company of which Mr. Moriarty exerts voting and investment control; 39,500 shares held by the Moriarty Family Charitable Foundation of which Mr. Moriarty's spouse is the trustee; 65,372 shares held by Rowgra LLC, a limited liability company of which Mr. Moriarty exerts voting and investment control and 13,906 shares issuable to Mr. Moriarty upon the exercise of stock options exercisable within 60 days of June 30, 2018. Excludes 7,258 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited. Mr. Moriarty disclaims any beneficial ownership of the shares held by Rubex LLC, Movex, LLC, Rowgra, LLC and the Moriarty Family Charitable Foundation, except to the extent of his pecuniary interest, if any.

(15)
Includes 5,588 shares held directly by Mr. O'Brien and 29,489 shares issuable to Mr. O'Brien upon the exercise of stock options exercisable within 60 days of June 30, 2018. Excludes 7,258 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(16)
Includes 5,588 shares held directly by Mr. Ramji and 22,921 shares issuable to Mr. Ramji upon the exercise of stock options exercisable within 60 days of June 30, 2018. Excludes 7,258 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(17)
Includes 4,115 shares held directly by Mr. Nearhos. Excludes 7,105 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(18)
Includes 1,373 shares held directly by Mr. Doody. Excludes 5,844 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(19)
Includes 908 shares held directly by Mr. Pandit. Excludes 4,913 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(20)
Deborah C. Hopkins was nominated on June 18, 2018 by our board of directors to stand for election as a class II director at the 2018 annual meeting of stockholders.

(21)
Includes an aggregate of 143,474 shares issuable upon exercise of stock options exercisable within 60 days of June 30, 2018 held by fifteen (15) executive officers and directors. The number of shares held by these executive officers and directors include an aggregate of 1,314 shares of restricted stock awards subject to time-based vesting. Excludes an aggregate of 546,364 and 45,507 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2018 and March 31, 2017, respectively, but remain subject to time-based vesting and will not settle within 60 days of June 30, 2018. Excludes an aggregate of 210,875 restricted stock units subject to time-based vesting and will not settle within 60 days of June 30, 2018. The grantees retain no voting rights in restricted stock unit until vesting but do retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

        Our board of directors currently consists of eight members. Pursuant to our bylaws, our board of directors, on June 18, 2018, fixed the size of the Board at nine (9) members, subject to and effective upon the election of Ms. Deborah (Debby) C. Hopkins at our 2018 annual meeting of stockholders on September 6, 2018.

        Our seventh amended and restated certificate of incorporation also divides the members of our board of directors that are elected by all holders of our capital stock into three classes. One class is elected each year for a term of three years. These directors are elected by a majority of votes cast by stockholders. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Izhar Armony, Rowland T. Moriarty and Deborah C. Hopkins, and recommended that each nominee be elected to the board of directors as a class II director, each to hold office until the annual meeting of stockholders to be held in the year 2021 and until his/her successor has been duly elected and qualified or until his/her earlier death, resignation or removal.

        The board of directors is also composed of (i) two (2) class III directors (Kris Canekeratne and Barry R. Nearhos) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2019 and (ii) three (3) class I directors (William K. O'Brien, Al-Noor Ramji, and Joseph G. Doody) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2020. In addition, under the terms of our Series A Convertible Preferred Stock issued to Orogen Viper LLC ("Orogen") in connection with their purchase of an aggregate of 108,000 shares of convertible preferred stock for aggregate consideration of $108 million which closed on May 3, 2017, and the terms of the Investment Agreement dated as of May 3, 2017 by and between the Company and Orogen, the holders of Series A Convertible Preferred Stock, voting separately as a class and to the exclusion of holders of all other classes of our capital stock, have the right to elect one (1) Series A Director (the "Series A Director") to our board of directors, separate and apart from the members of our board of directors that are elected by all holders of our capital stock. For this annual meeting, the board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Vikram S. Pandit and recommended that such nominee be elected to the board of directors as a Series A Director, to hold office until his successor is duly elected and qualified or until such Series A Director's right to hold the office terminates, whichever occurs earlier, subject to such Series A Director's earlier death, disqualification or removal. Only the holders of our Series A Convertible Preferred Stock have the right to vote on Mr. Pandit's election. Mr. Canekeratne is our chief executive officer and the chairman of the board.

        The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

        For Proposal 1, the election of three (3) class II directors, the director nominees shall be elected if the number of votes cast for such nominee's election exceed the number of votes cast against such nominee's election and the one (1) Series A director is elected by a majority of the votes properly cast by the holders of the Series A Convertible Preferred Stock for such election at the annual meeting.

By-law Amendment Adopting Majority Voting in Uncontested Director Elections

        On July 27, 2017, the Company's amended and restated by-laws were amended to institute a majority voting standard under which a director nominee is only elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election. Abstentions and broker non-votes are not considered votes "for" or "against" the candidate. Prior to the amendment, our by-laws provided that at each annual meeting of stockholders, director nominees would be elected by a plurality of the votes cast at such meeting.

        The majority voting standard applies to all uncontested elections of directors other than the Series A Director, which is elected by a majority of the Series A Preferred Stock; a director nominee will be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election. An incumbent director who is nominated for election and fails to receive a majority of the votes cast for such director's reelection would be required to promptly deliver to the Board of Directors an irrevocable offer to resign from the Board. The Board of Directors will consider such director's offer to resign, taking into consideration any such factors that the Board of Directors deems relevant in deciding whether to accept such director's resignation. In a contested election, a plurality voting standard will continue to apply to director elections other than the Series A Director which is elected by a majority of the Series A Preferred Stock. A contested election will generally include any situation in which we receive a notice that a stockholder has nominated a person for election to the Board of Directors at a meeting of stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW.

        The following table sets forth the nominees to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by such nominee and director, the year such nominee's or director's current term will expire and such nominee's and director's current class:

Nominee's or Director's Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Izhar Armony	Director	2018	II
2004
Rowland T. Moriarty	Director	2018	II
2006
Deborah C. Hopkins(1)	Director	—	II
2018
Nominee for Series A Director:
Vikram S. Pandit (2)	Series A Director		Series A Director
2017
Continuing Directors:
Kris Canekeratne	Chief Executive Officer and	2019	III
1996	Chairman of the Board
Barry R. Nearhos	Director	2019	III
2016
William K. O'Brien	Director	2020	I
2008
Al-Noor Ramji	Director	2020	I
2011
Joseph G. Doody	Director	2020	I
2017

(1)
Deborah C. Hopkins was nominated on June 18, 2018 by our board of directors to stand for election as a class II director at the 2018 annual meeting of stockholders.

(2)
Mr. Pandit is a Series A Director elected by the holders of Series A Convertible Preferred Stock ("Series A Director") under the terms of the Investment Agreement dated as of May 3, 2017 by and between the Company and Orogen Viper LLC ("Orogen") and pursuant to the terms of the Series A Convertible Preferred Stock issued to Orogen in connection with their purchase of 108,000 shares of Series A Convertible Preferred Stock for an aggregate consideration of $108 million which closed on May 3, 2017.

 EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth the executive officers, director nominees to be elected at the annual meeting, and the directors of the Company, their ages, and the positions currently held by each such person with the Company as of the date of this proxy statement.

Name	Age	Position
Kris Canekeratne	52	Chairman and Chief Executive Officer and Class III Director
Ranjan Kalia	57	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Raj Rajgopal	58	President, Digital Business Strategy
Samir Dhir	47	President
Thomas R. Holler	55	Executive Vice President and Chief Strategy Officer
William K. O'Brien(1)(2)	73	Class I Director
Al-Noor Ramji(2)	64	Class I Director
Joseph G. Doody(1)(2)	65	Class I Director
Izhar Armony(3)(4)	54	Class II Director
Rowland T. Moriarty(3)	71	Class II Director
Deborah C. Hopkins(5)	63	Class II Director
Barry R. Nearhos(1)(4)	60	Class III Director
Vikram S. Pandit(3)(4)	61	Series A Director(6)

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating and corporate governance committee

(4)
Member of the finance committee

(5)
Director nominee

(6)
Mr. Pandit is a Series A Director under the terms of the Investment Agreement dated as of May 3, 2017 by and between the Company and Orogen Viper LLC ("Orogen") and pursuant to the terms of the Series A Convertible Preferred Stock issued to Orogen in connection with their purchase of 108,000 shares of Series A Convertible Preferred Stock for an aggregate consideration of $108 million which closed on May 3, 2017.

        Kris Canekeratne, one of our co-founders, has served as chairman of our board of directors from our inception and chief executive officer from 1996 to 1997 and from 2000 to the present. In 1997, Mr. Canekeratne co-founded eDocs, Inc., a provider of electronic account management and customer care, later acquired by Oracle Corporation. In 1989, Mr. Canekeratne was one of the founding team members of INSCI Corporation, a supplier of digital document repositories and integrated output management products and services and served as its senior vice president from 1992 to 1996. Mr. Canekeratne obtained his B.S. in Computer Science from Syracuse University. As a co-founder and chief executive officer, Mr. Canekeratne provides a critical contribution to our board of directors, reflecting his detailed knowledge of the Company, our employees, our client base, our prospects, the global IT industry and our competitors.

        Ranjan Kalia has served as our executive vice president, chief financial officer, treasurer and secretary since October 2012. Prior to his promotion, Mr. Kalia served as our senior vice president, chief financial officer, treasurer and secretary since October 2008 and senior vice president, finance since he joined us in April 2008. Prior to joining us, from 2000 to December 2007, Mr. Kalia served as

Vice President, Finance Emerging Markets and International Development and Chief Financial Officer—Asia Pacific for EMC Corporation. Mr. Kalia received a M.B.A. from Nichols College and an undergraduate degree from Delhi University, India.

        Raj Rajgopal has served as our president of Digital Business Strategy (DBS) since August 2017. Prior to his appointment as president of DBS, Mr. Rajgopal served as president of Enterprise Transformation Services (ETS) since March 2016, president since May 2013, executive vice president, business development and client services since October 2008 and served as our general manager of communications, content, and technology, or CCT, Business Unit beginning when he joined us in April 2005. Prior to joining us, from 2003 to April 2005, Mr. Rajgopal served as President, Rajgopal Management Consulting, a consulting company, which provided consulting services to us from time to time from January 2004 to March 2005. From September 1990 to April 2003, Mr. Rajgopal held several positions with Cap Gemini Ernst & Young, a consulting company, including serving most recently as Vice President, Management Consulting. Mr. Rajgopal graduated from the Indian Institute of Technology, with a B.S. in Mechanical Engineering, earned his M.S. in Industrial Engineering and Operations Research and in Computer Science from Virginia Tech and earned his M.B.A. from Massachusetts Institute of Technology (M.I.T.), Sloan School of Management.

        Thomas R. Holler has served as our executive vice president and chief strategy officer since May 2011 and, prior to his promotion, served as our executive vice president, chief operating officer since October 2008. He has also previously served as our executive vice president, finance, chief financial officer, treasurer and secretary since 2001. Before joining us, from 1996 to 2001, Mr. Holler was chief financial officer and vice president of finance at Cerulean Technology, Inc., a global supplier of wireless mobile applications and services, which was later acquired by Aether Systems Inc. Mr. Holler earned his B.S. in Business Administration from Wayne State University and his M.B.A. from Northeastern University.

        Roger Keith Modder has served as our executive vice president and chief operating officer since May 2011 and, prior to his promotion, served as president, Asia and executive vice president, global services since October 2008. He also has previously served as our executive vice president and managing director, Asian operations since 2001. Mr. Modder also was a member of our board of directors from April 2004 to October 2004. Prior to joining us, Mr. Modder worked for the John Keells Group where he held managing director positions for two IT solutions companies in the John Keells Group. Mr. Modder is a member of the board of directors of the Lanka Software Foundation and Commercial Bank, a large private bank in Sri Lanka and in Bangladesh, and has been a member of the ICT Advisory Committee of the Sri Lanka Export Development Board.

        Samir Dhir has served as our president since August 2017 and, prior to his appointment, served as president of our Banking and Financial Services since November 2016. He also has previously served as our executive vice president, chief delivery officer and head of India operations since May 2013, senior vice president, global delivery head and head of India operations since February 2010 and as an executive officer since April 1, 2011. Prior to joining us, Mr. Dhir worked for Wipro Technologies where he managed a delivery organization with over 5,000 IT professionals focused on the technology, media and transportation industries. Mr. Dhir also led Wipro's SAP Practice and managed services business. Prior to his time at Wipro, Mr. Dhir held leadership positions with Avaya Inc. and Lucent Technologies in the United Kingdom. Mr. Dhir received his M.B.A. from the Warwick Business School, UK and holds a B.Tech from the Indian Institute of Technology Roorkee.

        Izhar Armony has served as a member of our board of directors since April 2004. Mr. Armony has been a partner at Charles River Ventures, a venture capital investment firm, since 1997. Prior to joining Charles River Ventures, Mr. Armony was with Onyx Interactive, an interactive training company based in Tel Aviv where he served as vice president of marketing and business development. Mr. Armony also served as an officer in the Israeli Army. Mr. Armony received an M.B.A. from the Wharton School of

Business and an M.A. in Cognitive Psychology from the University of Tel Aviv in Israel. Mr. Armony brings to the board of directors his extensive experience in the technology industry, through both company operations and venture capital investment, which makes him particularly well-suited to help the board address the specific types of challenges commonly faced by technology companies.

        Rowland T. Moriarty has served as a member of our board of directors since July 2006. Mr. Moriarty is currently chairman of the board of directors of CRA International, Inc., a worldwide economic and business consulting firm. Mr. Moriarty also serves as a member of the board of directors of WEX Inc. (formerly Wright Express Corporation). Mr. Moriarty has been the president and chief executive officer of Cubex Corporation, a privately-held consulting company, since 1981. From 1981 to 1992, Mr. Moriarty was Professor of Business Administration at Harvard Business School. He received a D.B.A. from Harvard University, an M.B.A. from the Wharton School of Business and a B.A. from Rutgers University. Mr. Moriarty brings to the board of directors a thorough understanding of our business, as well as his extensive experience regarding the operation and management of complex global organizations.

        William K. O'Brien has served as a director since November 2008. Mr. O'Brien served as chief executive officer of Enterasys Networks from April 2002 until March 2004 and was named executive chairman of the board in 2004. Prior to Enterasys, Mr. O'Brien worked for over thirty three years at PricewaterhouseCoopers, where he served in a number of roles including chief operating officer of the former Coopers & Lybrand, with responsibility for the audit, tax, and financial advisory components of the U.S. business; managing partner for the Boston office; and a global managing partner of PricewaterhouseCoopers. He currently serves on the board of directors of Mercury Systems, Inc., a leading commercial provider of secure processing subsystems for a wide variety of critical defense and intelligence programs. He has previously served on other public company boards. He is a graduate of Bentley College. Mr. O'Brien brings to the board of directors his extensive financial and accounting expertise, as well as his strong leadership and management background.

        Al-Noor Ramji has served as a director since February 2011. Mr. Ramji is currently the Group Chief Digital Officer of Prudential plc since January 2016. Prior to joining Prudential plc, Mr. Ramji was chief strategy officer of Calypso Technology, Inc., a global application software provider that sells an integrated suite of trading and risk applications to the capital markets function within banks and other financial institutions, a position he has held since March 2014. From April 2010 to June 2013, Mr. Ramji was the executive vice president and general manager, Misys Banking, at Misys PLC, a mid-size software company that serves the financial services industry. From May 2004 to March 2010, Mr. Ramji served in various executive roles at British Telecom, most recently as chief executive officer for BT Innovate and Design, and chief information officer and chief technology officer of BT Group Plc. Prior to British Telecom, Mr. Ramji was executive vice president, chief information officer and chief e-commerce officer for Qwest Communications. Mr. Ramji has also served as chief information officer at UBS (then called SBC) and, prior to UBS, as global head of operations at Credit Suisse First Boston. Mr. Ramji is a Chartered Financial Analyst and holds a BSc in Electronics from the University of London. He is a multi-year winner of the CIO 100 Award, CIO Insight IT Leader of the Year 2009, and the British Computer Society CIO of the Year. Mr. Ramji brings to the board of directors his extensive industry, domain and operational experience arising from holding management positions in large, complex technology companies, which enables him to provide invaluable insights to the challenges facing IT application outsourcing companies with respect to both the markets and clients being served.

        Barry R. Nearhos has served as a director since March 2016. Mr. Nearhos has over 35 years of experience with PricewaterhouseCoopers ("PwC") providing assurance, business advisory and other services to clients across multiple industries, including technology, life sciences, telecom, and manufacturing. Before his retirement from PwC in June 2015, Mr. Nearhos was Market Managing Partner for PwC's Northeast region, responsible for directing the strategy and operations of the firm's

Boston, Hartford and Albany offices. During his tenure, Mr. Nearhos also served as the leader of PwC's Northeast Assurance practice, a position he held from 2005 until 2008, and as a partner in PwC's Assurance practice from 1989 to 2005. He currently serves on the board of directors of Eastern Bank, an independent, mutual bank providing banking, investment and insurance services. Mr. Nearhos is a graduate of Boston College. Mr. Nearhos brings to the board of directors his extensive financial and accounting expertise, as well as his extensive knowledge of technology companies.

        Joseph G. Doody has served as a director since February 2017. Mr. Doody has over 40 years of professional experience most recently serving as Vice Chairman of Staples, Inc. where he led Staples' strategic reinvention and had responsibility for strategic planning, business development, and the company's operations in Australia, New Zealand and high-growth markets. Mr. Doody retired from Staples in September 2017. Previously, Mr. Doody was President of North American Commercial for Staples, President of Staples Contract & Commercial, and President of North American Delivery. Before joining Staples in 1998, Mr. Doody served as President of Danka Office Imaging in North America and held various managerial positions with Eastman Kodak Company. Mr. Doody currently serves on the Board of Directors of Casella Waste Systems, Inc., an integrated regional solid waste services company and Paychex, Inc., a leading provider of solutions for payroll, HR, retirement, and insurance services. Mr. Doody holds a B.S. in Economics from State University of New York at Brockport and an M.B.A. from the Simon School of Business, University of Rochester. Mr. Doody brings to the board of directors his extensive business experience regarding the planning, business development and strategic management of complex, global organizations.

        Vikram S. Pandit has served as a Series A Director since May 3, 2017. Mr. Pandit has over 35 years of professional experience and since July 1, 2016 has served as Chairman and Chief Executive Officer of The Orogen Group LLC, an operating company he created with the Atairos Group, Inc. that makes control and other strategic investments in financial services companies and related businesses. Previously, Mr. Pandit was Chief Executive Officer and a member of the Board of Directors of Citigroup Inc. from December 2007 until October 2012. In July 2007, when Citigroup acquired Old Lane LLC, a hedge fund of which he was a founding member and Chairman of the members committee since 2006, Mr. Pandit became Chairman and CEO of Citi Alternative Investments and later led Citi's Institutional Clients Group prior to being appointed CEO of Citigroup. Prior to Old Lane, Mr. Pandit served as the Chief Operating Officer of Institutional Securities and Investment Banking businesses, a Division of Morgan Stanley, from September 2000 to March 2005. He served as the President of Institutional Securities at Morgan Stanley from December 2003 to March 2005 and Co-President since September 2000. Mr. Pandit began his career at Morgan Stanley in 1983. Mr. Pandit currently serves as an Independent Director of Bombardier Inc. since 2014. He serves as a Member of Advisory Board of NerdWallet, Inc. since 2015. Mr. Pandit is a member of the Board of Overseers of Columbia Business School and a member of the Board of Visitors of the Columbia School of Engineering and Applied Science. He serves as a Member of the Governing Board of The Indian School of Business. Mr. Pandit previously served as a Director of The Nasdaq OMX Group, Inc. from 2000 to 2003. Mr. Pandit also served as a Director of the Institute of International Finance, Inc. He holds an MS degree and a BS degree in Electrical Engineering from Columbia University and received his PhD in Finance from Columbia. Mr. Pandit brings to the board of directors extensive experience and knowledge in banking and financial services, a proven track record of leadership of complex, global financial organizations, as well as his extensive client network individually and as part of the Orogen Group.

        Deborah C. Hopkins is a nominee for election as a Class II director. Ms. Hopkins was founder and Chief Executive Officer of Citi Ventures and as Citigroup's Chief Innovation Officer from 2003 until her retirement at the end of 2016. Prior to joining Citi, she was Chief Financial Officer at the Boeing Company and Lucent Technologies. She also held senior-level positions at General Motors and Unisys Corporation. Ms. Hopkins is a member of the Board of Directors at Union Pacific and Marsh &

McLennan and serves on the Advisory Boards of Riverwood Capital Partners, VentureWell, Marto Capital, and Sales Hero, and an Executive Fellow at the University of California Berkeley's Haas School of Business. She serves on the Board of St. John's Hospital Foundation and is a Trustee at Silicon Couloir, both located in Jackson, Wyoming. She is a former director of Qlik Technologies, E.I. DuPont de Nemours & Company and Dendrite International. Ms. Hopkins holds honorary doctorates from Westminster College and Walsh College and a B.A. in Accounting from Walsh College. Ms. Hopkins brings to the board of directors her extensive experience in the industry as a seasoned business executive.

        Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

        Mr. Canekeratne, a founder of our company, serves as our chief executive officer and chairman of the board. The board of directors believes that having our executive officer as chairman of the board facilitates the board of directors' decision-making process because Mr. Canekeratne has first-hand knowledge of our operations and the major issues facing us and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. This also enables Mr. Canekeratne to act as the key link between the board of directors and other members of management. To maintain effective independent oversight, the board of directors annually appoints a lead independent director, as discussed further in "Executive Sessions of Independent Directors" below. The board of directors believes the combined role of chief executive officer and chairman, together with a lead independent director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Independence of Members of the Board of Directors

        The board of directors has determined that Messrs. Armony, Moriarty, O'Brien, Ramji, Nearhos, Doody, Pandit and Ms. Hopkins are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ, and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission.

Executive Sessions of Independent Directors; Lead independent Director

        Executive sessions of the independent directors are generally held immediately after each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. Rowland Moriarty currently serves as the lead independent director. In this role, Mr. Moriarty serves as chairperson of the independent director sessions and assists the board in assuring effective corporate governance. The independent directors of the board of directors met in executive session four (4) times in our fiscal year ended March 31, 2018.

Role in Risk Oversight by the Board of Directors

        The board of directors' role in overseeing the management of the Company's risks is primarily accomplished through management's reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risk and assessments and prioritization of such risks. Our board of directors provides oversight of the recommendations of management and associated timeline to identify and assess severity of enterprise risks, the prioritization of such risks and development of any action plans to mitigate such risks. The standing committees of our board of directors, pursuant to the respective charters, also represent a key element of enterprise risk management. The nominating and corporate governance committee of our board of directors identifies and oversees risks and issues associated with director independence, related party transactions and the implementation of corporate governance policies and our code of ethics. Our audit committee focuses on risks and issues related to accounting, internal controls, financial and tax reporting and cyber security issues. The audit committee also monitors compliance with ethical standards, including conflicts of interest, related party transactions and adherence to standards of ethical conduct. The compensation committee identifies and oversees risks and issues associated with our executive compensation policies and practices. Oversight of particular risks may also be delegated to other committees of the Board, such as the finance committee, as appropriate, based upon the nature of any particular risk. All of these committees are ultimately subject to oversight and direction of the full board of directors and report directly to the board of directors on these matters.

Policies Governing Director Nominations

Director Qualifications

        The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

  •
  nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

  •
  nominees must be highly accomplished in their respective fields, with superior credentials and recognition;

  •
  nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

  •
  nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

  •
  nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards.

        We do not have a formal diversity policy. However, as part of its evaluation of director candidates and in addition to other standards, the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee considers whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

        The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors' approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

        The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

        All recommendations for nomination must be in writing and include the following:

  •
  Name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner;

  •
  Number of shares of our capital stock that are owned beneficially and held of record by such stockholder and such beneficial owner;

  •
  Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

  •
  All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board of directors and elected; and

  •
  A written statement from the stockholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.

        Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

Virtusa Corporation 132 Turnpike Road Southborough, Massachusetts 01772

        Our secretary will promptly forward any such nominations to the nominating and corporate governance committee. The nominating and corporate governance committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting. Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy Governing Stockholder Communications with the Board of Directors

        The board of directors provides to every stockholder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for stockholder communication.

        Any of our stockholders who wish to communicate directly with the board of directors or an individual member of the board of directors may do so by sending such communication by U.S. Mail (including courier or expedited delivery service) addressed to the chairman of the board, as a representative of the entire board of directors, or to the individual director or directors, in each case, c/o Secretary, Virtusa Corporation, 132 Turnpike Road, Southborough, Massachusetts 01772.

        We will forward any such stockholder communication to the chairman of the board of directors, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to encourage all of our directors to be present at our annual stockholder meetings and six of our eight members who were directors at the time of the annual meeting of stockholders held in 2017, attended the meeting (in person or via conference call).

Board of Directors' Evaluation Program

        The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

Stock Ownership Guidelines

        We have adopted equity ownership guidelines for our executive officers and directors to further align their interests with those of our stockholders. Under the guidelines, executives and directors are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position or annual board retainer as applicable. These equity ownership guidelines are discussed further elsewhere in this proxy statement in the section entitled "Compensation Analysis and Discussion."

Hedging and Pledging Policies

        We have adopted insider trading policies and procedures applicable to all of our employees, including our named executive officers. Our insider trading policies do not permit any insiders, including the named executive officers and board members, to "hedge" ownership of Virtusa securities, or otherwise engage in short sales or purchases or sales of any other type of derivative securities with respect to Virtusa securities. In addition, no insider, including our named executive officer and board members, may pledge Virtusa securities. Under our policy, we designate all executive officers and board members as "insiders," as well as any other employee who is designated as an insider by the General

Counsel of the Company, if the General Counsel determines that such employee, in the ordinary course of performance of his/her duties, may have access to material, nonpublic information regarding the Company.

Clawback

        In May 2015, we adopted a clawback policy that provides that the board of directors has discretion to clawback the amount of excess proceeds received by, or reduce the amount of future compensation payable to, an executive of the Company for excess proceeds from incentive compensation payable to, or received by, such executive due to misconduct by such executive that resulted in a material restatement of financial statements. The clawback period is the three-year period preceding the filing of any such restated financial statements with the Securities and Exchange Commission ("SEC").

Code of Ethics

        We have adopted a "code of ethics," as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.virtusa.com/investors. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to:

Virtusa Corporation 132 Turnpike Road Southborough, Massachusetts 01772 Attention: Investor Relations

        We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at http://www.virtusa.com/investors and/or in our public filings with the Securities and Exchange Commission.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.virtusa.com/investors.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The board of directors met eleven (11) times during the fiscal year ended March 31, 2018. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during the fiscal year ended March 31, 2018, except that Mr. Armony attended less than 75% of the board and committee meetings, in the aggregate, during the fiscal year ended March 31, 2018. The board of directors has the following standing committees: audit committee; compensation committee; nominating and corporate governance committee; and finance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance section of our website at http://www.virtusa.com/investors. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

        The audit committee of the board of directors currently consists of Messrs. Nearhos, O'Brien and Doody, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission, or SEC, including Rule 10A-3(b)(1) under the Exchange Act. Mr. Nearhos serves as the chairman of the audit committee. In addition, the board of directors has determined that each of Mr. Nearhos, Mr. O'Brien and Mr. Doody are each financially literate and that Mr. Nearhos and Mr. O'Brien each qualifies as an "audit committee financial expert" under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Nearhos and O'Brien's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Nearhos or Mr. O'Brien any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.

        The audit committee met ten (10) times during the fiscal year ended March 31, 2018. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com/investors.

        As described more fully in its charter, the audit committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the audit committee responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence and performance of our independent registered public accounting firm;

  •
  approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  reviewing the Company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made;

  •
  overseeing the review of the system of internal controls over financial reporting;

  •
  approving the Internal Audit department charter and annual audit and staffing plans;

  •
  monitoring Internal Audit's performance, results of internal audits and management's responses thereto;

  •
  reviewing and investigating any significant matters pertaining to the integrity of management, including conflicts of interest, related party transactions, or adherence to standards of business conduct;

  •
  establishing policies and procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees or other parties of concerns regarding accounting or auditing matters; and

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

        The compensation committee of the board of directors currently consists of Messrs. O'Brien, Ramji and Doody, each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Section 162(m) of the Internal Revenue Code. Mr. O'Brien serves as the chairman of the compensation committee. The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

  •
  evaluating the performance of our chief executive officer and other executive officers in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers;

  •
  overseeing and administering our equity plans and similar plans; and

  •
  reviewing and making recommendations to the board with respect to director compensation.

        The compensation committee met seven (7) times during the fiscal year ended March 31, 2018. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com/investors.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee of the board of directors currently consists of Messrs. Moriarty, Armony and Pandit, each of whom is an independent director within the meaning of the director independence standards of NASDAQ. Mr. Moriarty serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:

  •
  developing and recommending to the board criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the board and management.

        The nominating and corporate governance committee met two (2) times during the fiscal year ended March 31, 2018. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com/investors.

Finance Committee

        The finance committee of the board of directors currently consists of Messrs. Pandit, Armony and Nearhos. Mr. Pandit serves as the chairman of the finance committee. The finance committee's responsibilities include advising the Board and the Company's management regarding potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures, the Company's debt or equity financings, credit arrangements, investments, capital structure and capital policies.

        The finance committee met two (2) times during the fiscal year ended March 31, 2018. The finance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com/investors.

Compensation Committee Interlocks and Insider Participation

        During our fiscal year ended March 31, 2018, Messrs. O'Brien, Ramji and Doody served as members of the compensation committee. No member of the compensation committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

        During our fiscal year ended March 31, 2018, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The Virtusa Corporation (the "Company") board of directors appointed us as an audit committee to oversee the Company's accounting and financial reporting processes on behalf of the board of directors, including review of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal auditor and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm. The audit committee has robust policies and procedures in place for selecting and monitoring the independent registered public accounting firm and its independence, including: an annual evaluation process; review of auditor and team member qualifications; rotation of lead engagement and concurring partners every five years; hiring restrictions for auditor employees; pre-approval of non-audit services; review of results from internal quality reviews, peer reviews and PCAOB inspections; and private meetings between the audit committee and the independent registered public accounting firm throughout the year.

        We are governed by a written charter adopted by the audit committee and our board of directors, which is available through the Investor Relations page of our website at http://www.virtusa.com.

        The audit committee consisted of three members, Messrs. Nearhos (chairman, effective as of May 31, 2017), O'Brien (chairman until May 31, 2017) and Doody (who was appointed May 31, 2017), all non-employee directors at the time that the actions of the committee described in this report were undertaken during the Company's fiscal year ended March 31, 2018. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by The NASDAQ Stock Market, Inc. and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Messrs. Nearhos and O'Brien are each "audit committee financial experts" as is currently defined under SEC rules.

        The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by the Company's management and the independent registered public accounting firm.

        In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, the independent registered public accounting firm for our fiscal year ended March 31, 2018, the overall scope and plans for their audit of the consolidated financial statements for the fiscal year ended March 31, 2018. At the end of each quarter and financial year, we have met with the Company's independent registered public accounting firm, KPMG LLP, with and without the Company's management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2018 with management and the independent registered public accounting firm.

        We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the Securities and Exchange Commission, on its assessment of the effectiveness of the Company's internal control over financial reporting, as well as the Reports of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to KPMG's audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in the Company's fiscal year ending March 31, 2019.

        We discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB), including a discussion of the Company's accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

        We have reviewed the permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with KPMG their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended March 31, 2018 be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

THE AUDIT COMMITTEE

Barry R. Nearhos, Chair
William K. O'Brien
Joseph G. Doody

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The compensation committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company's cash incentive, stock option and equity incentive plans. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. It has been our practice that decisions with respect to executive and director compensation are approved by the compensation committee and generally are also recommended to the full board (but only to the independent, outside directors thereof) for approval and/or ratification. Messrs. O'Brien, Ramji and Doody are the current members of the compensation committee.

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the fiscal year ended March 31, 2018 with management. In reliance on the reviews and discussions referred to above, the compensation committee has approved of the CD&A, and has recommended to the board of directors, and the board of directors has approved, the CD&A for inclusion in the proxy statement for the fiscal year ended March 31, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the
Compensation Committee,

William K. O'Brien (chairman)
Al-Noor Ramji
Joseph G. Doody

VIRTUSA CORPORATION 2018
COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

        This section explains our executive compensation program, including philosophy, policies, practices and key compensation decisions for fiscal 2018 as it relates to our named executive officers. Compensation for our named executive officers is further described in the Summary Compensation Table and other compensation tables contained in this proxy statement. The table below shows our named executive officers for fiscal 2018.

Name	Title in Fiscal 2018
Kris Canekeratne	Chairman and Chief Executive Officer
Ranjan Kalia	Executive Vice President, Chief Financial Officer
Raj Rajgopal	President, Digital Business Strategy
Samir Dhir	President
Thomas R. Holler	Executive Vice President, Chief Strategy Officer

EXECUTIVE HIGHLIGHTS

Principal Components of CEO Fiscal 2018 Compensation

        The graphics below show that 76% of the CEO's fiscal 2018 target total compensation was at-risk pay subject to the achievement of compensation committee approved performance metrics, which is consistent with our pay for performance philosophy.

CEO Total Target Compensation (1)

7%
17%
7%
69%
"At-Risk" Pay
Salary
RSUs
AIP
PSUs

(1) Target total compensation reflects the CEO's normal course pay package.

Base Salary (7%) of CEO's target total compensation

- Fixed level of cash compensation based on performance, expertise, experience and market practice
- Target annual incentive opportunity based on percentage of base salary

Restricted Stock Units ("RSUs") (17%) of CEO's target total compensation

Annual Incentive Pay ("AIP") (7%) of CEO's target total compensation

- 100% at risk compensation based on Company's performance against revenue and non-GAAP operating income goals
- Performance goals are directly aligned with Virtusa's business plan

Performance Share Units ("PSUs") (69%) of CEO's target total compensation

- 100% performance-based share units (PSUs)
- PSUs earned based on achievement against revenue and non-GAAP operating income goals over one-year performance period
- Earned PSUs vest 33% on September 1, 2018 and 67% on March 1, 2020 and are payable in stock
- Designed to drive sustained performance, encourage retention and align executives' interests with shareholders' interests

Performance Measures Affecting Fiscal 2018 Pay Outcomes

        Annual Incentive Payouts.    Fiscal 2018 produced strong financial results for the Company and, as a result, the Company made the following incentive cash payouts to our named executive officers.

        185.54% of target PSUs were earned.    Due to our strong fiscal 2018 financial results, our named executive officers earned 185.54% of their PSUs for fiscal 2018.

(1)
A reconciliation of this non-GAAP measure to its most directly comparable U.S. GAAP measure for the respective periods can be found in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed on May 25, 2018.

        The above graphics demonstrate the close relationship between corporate performance and pay outcomes.

Relationship between CEO Reported Compensation, Target Total Compensation and Realized Compensation

        In this section of the compensation discussion and analysis, we disclose our CEO's compensation in the following three methods: (i) reported compensation, (ii) target total compensation and (iii) realized compensation. Reported compensation is the compensation disclosed in the Summary Compensation Table in accordance with rules promulgated by the SEC. This disclosure includes the theoretical accounting values of equity grants. Target total compensation is the compensation an executive officer would earn assuming achievement of target performance (see page 34 of this proxy statement, which sets forth a tabular analysis of each executive officer's target total compensation). The compensation committee is responsible for approving each executive officer's total target compensation. Realized compensation is the amount of compensation that an executive officer is paid or earned during a fiscal year. For a given fiscal year, the amounts shown under each of the three disclosed methods typically will differ from each other, often materially.

        The numbers shown below are not intended to replace the SEC mandated Summary Total Compensation, but rather provide a perspective on the relationship between the CEO's reported compensation, target total compensation and realized compensation.

(1)
Realized compensation for each fiscal year equals the sum of an executive officer's (i) base salary paid during the fiscal year, (ii) annual incentive cash compensation earned during the fiscal year, (iii) performance share units earned during the fiscal year (value based on year end share price), and (iv) time-based restricted stock units that vested during the fiscal year (value based on vesting date share price).

OVERVIEW

        We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We place significant emphasis on pay-for-performance compensation programs, which reward our executives when we achieve certain financial and business goals and create stockholder value and also result in reduced executive compensation when we do not achieve our business and shareholder value goals. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer and our other executive officers.

ADMINISTRATION AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

        Our compensation committee, which is comprised entirely of independent directors, is responsible for establishing and administering our policies governing the compensation for our executive officers, including executive officer salaries, bonuses and equity incentive compensation. The compensation committee reviews all components of compensation for our named executive officers. In accordance with its charter, the compensation committee also, among other responsibilities, administers our incentive compensation plan, and reviews and makes recommendations to management on company-wide compensation programs and practices. It has been our practice that all decisions with respect to our executive officers are approved by the compensation committee and are also recommended to our non-employee directors who are independent within the meaning of the director independence standards of NASDAQ (the "Independent Board") for approval and/or ratification.

        Our compensation committee has designed our overall executive compensation program to achieve the following objectives:

  •
  attract and retain talented and experienced executives;

  •
  motivate and reward executives whose knowledge, skills and performance are critical to our success;

  •
  align the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards;

  •
  link the variable compensation paid to executives to measurable operating results of the Company;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  foster a shared commitment among executives by aligning their individual goals with our corporate goals; and

  •
  compensate our executives to manage our business to meet our near-term and long-term objectives.

        We use a mix of short-term compensation (base salaries and variable cash incentive compensation) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve the objectives of our executive compensation program. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. The compensation committee believes that a substantial percentage of the compensation of our executive officers should be performance-based. In that regard, our compensation program places the greatest emphasis on long-term incentive compensation through equity grants that vest predominantly on achievement of performance goals, which we believe effectively aligns the interests of our executive officers and those of our stockholders.

METHODOLOGY FOR ESTABLISHING EXECUTIVE COMPENSATION

        The compensation committee meets outside the presence of the executive officers and uses its judgment and experience and the recommendations of the chief executive officer to determine the appropriate mix of compensation for each individual. The compensation committee has the authority to engage the services of outside consultants and advisors to assist it with making decisions regarding the establishment of our compensation programs and philosophy. The compensation committee retained Meridian Compensation Partners, LLC ("Meridian") as its independent compensation consultant to advise the compensation committee in matters related to executive officer and director compensation for our 2018 fiscal year, as described in more detail below. Meridian does not provide any services to us other than the executive or board compensation services provided to the compensation committee.

        In assessing the compensation paid to our chief executive officer and other executive officers, the compensation committee considers a broad range of information, data and advice, including information, data derived from our selected peer group, advice from our compensation consultant and legal counsel and input from our chief executive officer but solely with respect to his direct reports. The committee also considers the following factors when assessing and setting each named executive officer's compensation:

  •
  market compensation levels;

  •
  the contributions made by each executive officer;

  •
  the roles and responsibilities of each executive officer and the extent to which an officer's roles and responsibilities may have increased or decreased from the prior year;

  •
  the executive officer's experience, skills and expertise;

  •
  the executive officer's historical compensation at Virtusa;

  •
  the performance of each executive officer and the Company as a whole;

  •
  the amounts of compensation being paid to our other executives;

  •
  Virtusa's total stockholder return and financial performance in the prior fiscal year, as well as over a three and five-year period;

  •
  the business needs for each executive officer;

  •
  the competitive market for each executive officer's expertise and experience;

  •
  the executive officer's geographic location;

  •
  the requirements of applicable employment agreements; and

  •
  the readiness of each executive officer to assume a more significant role within the organization.

        The chief executive officer makes recommendations to the compensation committee regarding base salary levels, target variable cash incentive awards, equity awards and performance goals for both variable cash incentive compensation and performance-based equity awards for the named executive officers. The compensation committee considers the recommendations of the chief executive officer when setting compensation levels, payout opportunities and mix of pay for these named executive officers.

2017 Say-On-Pay Vote and Stockholder Outreach

        At our annual meeting of stockholders in September 2017, we held our annual vote on an advisory resolution to approve the compensation of our named executive officers ("say-on-pay"). Less than 50% of the votes cast approved the compensation of our named executive officers reported in our 2017 proxy statement, which was not satisfactory to us or our Board. The table below shows the specific vote results:

For	10,535,929	37.25%
Against	17,745,649	62.75%
Abstain	656,647	N/A
Non-Votes	1,752,989	N/A

        In response to this vote outcome, our Board of Directors took the following actions with respect to our executive compensation program:

  •
  Instituted a Shareholder Outreach Program.  The Board of Directors instructed our executive management team to seek feedback from our investors on our executive compensation program. Our CFO led the shareholder outreach program and ultimately solicited feedback on our executive compensation programs from our investors who hold, in the aggregate, over 50% of our outstanding shares.

  •
  Analyzed and made changes to our Compensation Programs and Practices.  Based on inputs from shareholders, Meridian and the full Board, in 2018, the Compensation Committee conducted a comprehensive review of our executive compensation programs and practices with the goal of better aligning our executive compensation program with Company performance and shareholder interests.

        The compensation committee will continue to consider the outcome of our say-on-pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.

DEVELOPMENT OF FISCAL 2018 COMPENSATION PEER GROUP

        Each year, the compensation committee evaluates the appropriateness of the peer group we use to benchmark and evaluate compensation levels and design. When evaluating the appropriateness of compensation peer group, the compensation committee seeks to construct and approve a peer group of companies that shares similar attributes to Virtusa. In that regard, the compensation committee evaluated existing and potential peer companies against the following criteria: (i) revenues of between one-half and two times Virtusa's projected revenues; (ii) market capitalization of between one-half and two times Virtusa's market capitalization, (iii) similar or allied industries of Virtusa (e.g., IT consulting, application software and data processing) and (iv) revenue and operating margin growth rate.

        Based on this evaluation criteria, the compensation committee approved the following fiscal 2018 peer group, which is comprised of 16 publicly traded companies:

ACI Worldwide Inc.	NeuStar, Inc.
Acxiom Corp.	Nutanix, Inc.*
Black Knight, Inc.	Perficient Inc.
CSG Systems International Inc.	Sykes Enterprises, Inc.
Endurance Int'l Group Holdings Inc.	Synchronoss Technologies, Inc.
EPAM Systems, Inc.*	Syntel, Inc.*
ExlService Holdings Inc.	TTEC Holdings, Inc.
ManTech Int'l Corp.*	Verint Systems, Inc.

*
Added to peer group in fiscal year 2018

        The fiscal 2018 peer group companies' annual revenues ranged between $474 million and $1.6 billion, with median revenues of approximately $1.0 billion and median market capitalization of approximately $1.4 billion. At the time the compensation committee approved the fiscal 2018 peer group, Virtusa's forecasted fiscal 2018 revenues were approximately $935 million at the mid-point of publicly issued financial guidance for fiscal 2018 and our market capitalization was approximately $928 million.

        In setting compensation for each named executive officer, the compensation committee has generally targeted total compensation (i.e., the sum of base salary, target bonus opportunity and target long-term incentive value) at the 50th percentile of the peer group, except that in recognition of the CEO's long term success in driving profitable revenue growth for Virtusa and unique ability and expertise to execute on Virtusa's strategic business plans, the compensation committee determined that it was appropriate and in the best interests of Virtusa to set the CEO's total compensation up to the 75th percentile. With respect to each component of compensation, the compensation committee generally targets base salaries and total cash compensation (i.e., the sum of base salary and target bonus opportunity) between the 25th and 50th percentile of the peer group and long-term incentive compensation target value between the 50th and 75th percentile of the peer group. This mix of below median cash compensation and above median long-term incentive opportunity generally yielded targeted total compensation for each of our executive officers within a competitive range of market median.

        Peer group compensation data is one of many factors that the compensation committee considers in setting compensation levels for each of our named executive officers. Based on factors and considerations (which were described above), the compensation committee may set a named executive officer's total compensation and each component of compensation above or below the referenced benchmark.

        We believe that the use of a peer group data and generally targeting the market median of our peer group are important factors in remaining competitive with our peers and furthering our objective of attracting, motivating and retaining highly qualified personnel.

FISCAL 2018 TARGET TOTAL COMPENSATION

        The table below shows each named executive officer's fiscal 2018 target total compensation and each element of target total compensation as approved by the compensation committee. Disclosed target amounts are those amounts that would be earned assuming achievement of target performance, as set by the compensation committee.

		(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Position	Base Salary	Target Annual Incentive Opportunity as a Percent of Salary	Target Annual Incentive Opportunity (a) x (b)	Total Cash Compensation (a) + (c)	Time-based Share Units	Performance Share Units at Target	Target Total Compensation (d) + (e) + (f)
Kris Canekeratne	Chairman and Chief Executive Officer	$500,000	100%	$500,000	$1,000,000	$1,200,000	$4,800,000	$7,000,000
Ranjan Kalia	Executive Vice President, Chief Financial Officer	$390,000	66%	$258,000	$648,000	$433,125	$1,010,625	$2,091,750
Raj Rajgopal	President, DBS	$400,000	95%	$380,000	$780,000	$393,750	$918,750	$2,092,500
Samir Dhir	President	$360,000	83%	$300,000	$660,000	$393,750	$918,750	$1,972,500
Tom Holler	Executive Vice President, Chief Strategy Officer	$355,000	75%	$265,000	$620,000	$433,125	$1,010,625	$2,063,750

FISCAL 2018 EXECUTIVE COMPENSATION COMPONENTS

        Our fiscal 2018 executive compensation program is primarily composed of base salary, annual cash incentive compensation, time-based equity compensation and performance-based equity compensation. Our compensation committee has not adopted a formal policy for allocating between various forms of compensation. However, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance and be competitive within our peer group.

        For fiscal 2018, the compensation committee approved a long-term incentive mix to enhance the retentive aspects of our equity compensation and the alignment of our equity compensation with market practice. The long-term incentive mix was comprised of performance share units and restricted stock units. For the chief executive officer, his long-term incentive target value was allocated 80% to performance-based restricted stock units and 20% to time-based restricted stock units. For our other named executive officers, their long-term incentive target value was allocated 70% to performance-based restricted stock units and 30% to time-based restricted stock units.

        Our fiscal year 2018 pay mix for our chief executive officer and our other named executive officers is shown in the below pie charts.

        Described below is each fiscal year 2018 pay component.

Base Salary

        Our named executive officers are each paid a base salary, which the compensation committee reviews each fiscal year. The compensation committee primarily used competitive market data within our peer group to set base salary levels and to determine any base salary adjustment. The compensation committee set each of our named executive officer's base salary at between the 25th and 50th percentile of the compensation peer group.

        Our compensation committee approved the following fiscal 2018 annual base salaries for our named executive officers:

Name	2017 Base Salary	% Increase	2018 Base Salary
Kris Canekeratne	$475,000	5.3%	$500,000
Ranjan Kalia	$360,000	8.3%	$390,000
Raj Rajgopal	$375,000	6.7%	$400,000
Samir Dhir(1)	$260,000	38.5%	$360,000
Thomas R. Holler	$340,000	4.4%	$355,000

(1)
2018 Base Salary reflects a one-time increase for Mr. Dhir's promotion to President and permanent relocation to the United States from India.

Annual Cash Incentive Program

        We have established the annual cash incentive program, or VCCP, to incent our executive officers to achieve performance goals established and approved by the compensation committee. Therefore, VCCP supports our pay-for-performance philosophy by providing incentive compensation to our executive officers solely upon the achievement of pre-set performance goals.

        We achieved threshold performance goals for both revenue and non-GAAP operating income in our fiscal year ended March 31, 2018 and, as a result, Virtusa made annual cash incentive payments under the VCCP to our named executive officers. We made no discretionary cash payments to our named executive officers.

        The compensation committee primarily used competitive market data within our peer group to set each named executive officer's target cash incentive opportunity. Historically, the compensation committee has set target cash incentive opportunity between the 25th and 50th percentile of the compensation peer group. However, the compensation committee also considered other factors in setting each named executive officer's fiscal 2018 target cash incentive opportunity, including the executive officer's prior performance, experience, expertise and ability to drive corporate performance. The payout opportunity under fiscal 2018 VCCP ranged from 33% of the target incentive opportunity for achieving threshold performance to 200% of the target cash incentive opportunity for achieving maximum level of performance.

Fiscal 2018 Target Cash Incentive Opportunity

        The chart below shows each named executive officer's fiscal 2018 target cash incentive opportunity.

Name	Fiscal 2018 Target Cash Incentive Opportunity	Fiscal 2018 Target Cash Incentive Opportunity as a % of Base Salary
Kris Canekeratne	$500,000	100%
Ranjan Kalia	$258,000	66%
Raj Rajgopal	$380,000	95%
Samir Dhir	$300,000	83%
Thomas R. Holler	$265,000	75%

Fiscal 2018 VCCP Performance Measures and Goals

        For fiscal 2018, the compensation committee approved two equally weighted performance measures: (i) revenue and (ii) non-GAAP operating income, along with minimum, target and maximum goals for these measures. The compensation committee selected these performance measures as they reflect Virtusa's on-going strategic goal of driving profitable revenue growth, which in turn translates into enhanced shareholder value. The compensation committee also approved the VCCP revenue goals and non-GAAP operating income goals. The compensation committee set these goals to be challenging, but achievable, based on our business plan. In that regard, the target revenue goal for fiscal year 2018 approved by the compensation committee was 9% higher than the actual revenue results for fiscal year 2017, which itself represented an increase of 43% from revenues recognized in fiscal year 2017 to fiscal year 2016. In addition, the National Association of Software and Services Companies (NASSCOM) estimated revenue growth rate for the IT services industry for fiscal 2017/2018 was set at between 7-8%.

        In addition to setting revenue growth rates above industry averages, the rigor and challenge of our goal setting process is further demonstrated by the various levels of payouts earned over the last five fiscal years, as shown in the below chart:

*
The Compensation Committee exercised its discretion to reduce FY2016 payouts from 75% to 50% of target because the Company did not achieve its operating income targets.

        The following chart shows the compensation committee approved performance goals for fiscal 2018 and achieved results against those goals.

Performance Measure	Weight	Threshold 33%	Target 100%		Maximum 200%	FY2018 Actual Performance
Revenue	50%	$920 million	$935 million	(2)	$970 million	$1,020.7 million
Non-GAAP Operating Income(1)	50%	$71.3 million	$76.5 million	(3)	$88.0 million	$87.1 million

(1)
Non-GAAP operating income excludes stock based compensation expense, acquisition related charges and restructuring charges. A reconciliation of this non-GAAP measure to its most directly comparable U.S. GAAP measure for the respective periods can be found in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed on May 25, 2018.

(2)
Under the VCCP, the revenue target for a 100% payout for the fiscal year ended March 31, 2018 was $935 million, representing a growth rate of approximately 9% from fiscal 2017.

(3)
The non-GAAP operating income target for the fiscal year ended March 31, 2018 was $76.5 million, representing a 37% increase from fiscal 2017 non-GAAP operating income.

Fiscal 2018 VCCP Payouts

        In fiscal 2018, based on revenues of $1,020.7 million, our named executive officers earned 200% of their targeted variable cash compensation tied to revenue and based on non-GAAP operating income of $87.1 million (an increase of 56.3% from fiscal 2017) our named executive officers earned 191.39% of their targeted variable cash compensation tied to non-GAAP operating income, which yielded a payout equal to 195.69% of their targeted variable cash compensation. The chart below shows the amount of each named executive officer's payout under the VCCP:

VCCP Payout

Name	Target Incentive Opportunity	Achievement	VCCP Paid(1)
Kris Canekeratne	$500,000	195.69%	$978.466
Ranjan Kalia	$258,000	195.69%	$504,888
Raj Rajgopal	$380,000	195.69%	$743,634
Samir Dhir	$300,000	195.69%	$587,079
Thomas R. Holler	$265,000	195.69%	$518,587

(1)
Represents amount approved by our compensation committee and Independent Board.

Long-Term Incentive Compensation

        We have established a long-term incentive compensation program to incent our executive officers to achieve key financial metrics, enhance shareholder value and align the interests of our executive officers with our stockholders. Under this program, we granted performance share units and time-based restricted stock units to our executive officers during fiscal 2018.

        The compensation committee must approve grants of equity awards to our named executive officers. The compensation committee approves annual equity grants at its first regularly scheduled or special meetings during the fiscal year. Our practice is also to require our Independent Board to ratify all equity awards approved by the compensation committee.

        The compensation committee primarily used competitive market data to set the fiscal 2018 target value of each named executive officer's annual equity grant. In this regard, the compensation committee generally set each named executive officer's target value between the 50th and 75th percentile of the compensation peer group. However, the compensation committee also considered other factors in setting each named executive officer's fiscal 2018 target value, including the executive officer's prior performance, experience and expertise and ability to drive corporate performance and key share usage statistics such as run rate, overhang, shares available for future grants and dilution.

Annual Fiscal 2018 PSU Grants

        Description of Annual Fiscal 2018 PSU Grants.    For fiscal 2018, the compensation committee approved a grant of performance-based restricted stock units (PSUs) to each named executive officer ("Annual 2018 PSUs"). These Annual 2018 PSUs were subject to the achievement of performance goals established and approved by the compensation committee. The payout opportunity under the Annual 2018 PSUs ranged from 33% of the target number of PSUs for achieving a minimum level of performance to 200% of the target number of PSUs for achieving maximum level of performance. The grant of the Annual 2018 PSUs supported our pay-for-performance philosophy by providing incentive compensation to our executive officers solely upon the achievement of pre-set performance goals.

        Annual Fiscal 2018 PSU Grants' Target Value.    The chart below shows the target number and related value of the Annual 2018 PSUs granted to each of our named executive officers.

Name	Annual 2018 PSUs Granted at 100% Achievement of Target (#)	Target Value
Kris Canekeratne	137,064	$4,799,981
Ranjan Kalia	28,858	$1,010,607
Raj Rajgopal	26,235	$918,750
Samir Dhir	26,235	$918,750
Thomas R. Holler	28,858	$1,010,607

        Annual Fiscal 2018 PSU Grants' Performance Measures and Goals.    The compensation committee approved two performance measures for the Annual 2018 PSUs: (i) revenue (weighted 50%) and (ii) non-GAAP operating income (weighted 50%), along with minimum target and maximum goals for these measures. The compensation committee selected these performance measures as they reflect Virtusa's on-going strategic goal of driving profitable revenue growth, which in turn should translate into enhanced shareholder value. The compensation committee set these goals to be rigorous, but achievable, based on our business plan at the time of approval. In that regard, the target revenue goal for fiscal 2018 approved by the compensation committee was 9% higher than the actual revenue achieved for fiscal year 2017, which itself represented an increase of 43% from the revenue achieved in fiscal 2016. In addition, the National Association of Software and Services Companies (NASSCOM) estimated revenue growth rate for the IT services industry for fiscal 2017/2018 was set at between 7-8%

        The chart below shows the compensation committee approved performance goals for fiscal 2018.

Performance Measure	Weight	Threshold 33%	Target 100%		Maximum 200%
Revenue	50%	$920 million	$935 million	(1)	$1,000 million
Non-GAAP Operating Income	50%	$71.3 million	$76.5 million	(2)	$92.0 million

(1)
The revenue target for a 100% payout for the fiscal year ended March 31, 2018 was $935 million, representing a growth rate of approximately 9% from the fiscal 2017 actual revenue achievement.

(2)
Non-GAAP operating income excludes stock based compensation expense, acquisition related charges and restructuring charges. The non-GAAP operating income target for a 100% payout for the fiscal year ended March 31, 2018, was $76.5 million, representing a 37.3% increase from fiscal 2017 non-GAAP operating income achieved of $55.7 million. A reconciliation of this non-GAAP measure to its most directly comparable U.S. GAAP measure for the respective periods can be found in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed on May 25, 2018.

        The rigor of our goal setting process for our performance-based equity awards is further demonstrated by the various levels of payouts earned over the last five fiscal years, as shown in the below chart:

        The Number and Value of Annual Fiscal 2018 PSU Grants' Earned.    Based on revenues of $1,020.7 million, our named executive officers earned 200% of their target Annual 2018 PSUs tied to revenue and based on non-GAAP operating income of $87.1 million our named executive officers earned 171.08% of their target Annual 2018 PSUs, which resulted in each named executive officer earning 185.54% of their respective target number of Annual 2018 PSUs. The chart below shows the number and value of PSUs earned at the conclusion of the fiscal 2018.

Name	Annual 2018 PSUs Granted at 100% Achievement of Target (#)	Achievement	PSUs Earned (#)	Value of PSUs Earned
Kris Canekeratne	137,064	185.54%	254,310	$8,905,981
Ranjan Kalia	28,858	185.54%	53,543	$1,875,101
Raj Rajgopal	26,235	185.54%	48,676	$1,704,667
Samir Dhir	26,235	185.54%	48,676	$1,704,667
Thomas R. Holler	28,858	185.54%	53,543	$1,875,101

Annual Fiscal 2018 RSU Grants

        Description of Annual Fiscal 2018 RSU Grants.    For fiscal 2018, the compensation committee approved a grant of time-based restricted stock units (RSUs) to each named executive officer ("Annual 2018 RSUs"). RSUs vest over a three-year period, with one-third vesting on June 1, 2018, June 1, 2019 and June 1, 2020. The number of RSUs which vest on each vesting date is settled in a like number of shares of our common stock. The grant of the Annual 2018 RSUs supports our philosophy to retain key talent by providing compensation to our named executive officers based on the completion of a service period. In addition, these grants incent our named executive officers to enhance shareholder value.

        Annual Fiscal 2018 RSU Grants.    The chart below shows the number and related grant date value of the Annual 2018 RSUs granted to each of our named executive officers.

Name	Annual 2018 RSUs (#)	Grant Date Value
Kris Canekeratne	34,266	$1,199,995
Ranjan Kalia	12,367	$433,092
Raj Rajgopal	11,243	$393,730
Samir Dhir	11,243	$393,730
Thomas R. Holler	12,367	$433,092

PEER REVIEW OF EXECUTIVE CHANGE IN CONTROL AGREEMENTS

        During fiscal 2019, we undertook a comprehensive peer based review of the severance benefits ("Severance Benefits") provided under each of our named executive officer's Executive Agreement. Based on this review, our executive officers, including our named executive officers, with the exception of our President, DBS, entered into new Executive Agreements, effective July 25, 2018. These new Executive Agreements, which were previously approved by our Board and compensation committee, contained modifications designed to enhance the alignment of the Severance Benefits with market practices, including the elimination of the single trigger change of control and certain other changes. See section "CHANGES IN FISCAL 2019 TO EXECUTIVE CHANGE IN CONTROL AGREEMENTS" on page 52 for a summary of these changes.

STOCK OWNERSHIP GUIDELINES

        We introduced equity ownership guidelines in November 2010 to align the interests of our executive officers, including our named executive officers, and non-employee directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from three times base salary (in the case of our executives, other than our chief executive officer) to six times base salary for our chairman and chief executive officer.

        In addition, under the guidelines, our directors are expected to hold common stock in an amount equal to four times their current annual board, cash retainer fee (excluding chairman fees).

        For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted stock and in-the-money vested stock options, but does not include unvested performance-based restricted stock or unvested stock options. Named executive officers and directors are expected to meet their ownership guidelines within three years of becoming subject to the guidelines. All our named executive officers and members of the board of directors have complied with these guidelines.

OTHER BENEFITS

        We believe that maintaining a competitive benefit package for our employees and executive officers is a key factor in attracting and retaining highly qualified personnel.

        Executive officers are eligible to participate in all of our group employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees.

        Executive officers are also eligible to participate in our 401(k) plan, which we offer to all of our U.S. based employees. Eligible employees may contribute, on a pre-tax basis, a portion of their salaries to the 401(k) plan and invest their contributions among a family of mutual funds. We do not offer retirement benefits to our executive officers or other employees, except as mandated by the governments of India and Sri Lanka.

        We provide no perquisites or personal benefits to any of our named executive officers.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

        In April 2007, we entered into executive agreements with Messrs. Canekeratne and Holler that provide for certain severance and change in control payments. In July 2009, we entered into similar agreements with Mr. Rajgopal and Mr. Kalia as a result of their promotions in fiscal 2009. In connection with Mr. Dhir's appointment as President of Virtusa, we entered into an amended and restated executive agreement with Mr. Dhir, that provide for certain severance and change in control payments.

        Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers under certain circumstances, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions in connection with a termination following a change in control are appropriate because they will encourage our restricted stock and option holders, including our named executive officers, to stay focused in such circumstances, rather than the potential implications for them. See "Potential payments upon termination of change in control" set forth below for a more detailed discussion.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        Prior to its amendment pursuant to 2017 Tax Cuts and Jobs Act ("Tax Act"), Section 162(m) of the Internal Revenue Code, as amended, generally disallowed a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation's CEO and certain other executive officers. However, performance-based compensation was not subject to the $1 million deduction limit if certain requirements were met. Among other changes to Section 162(m), the Tax Act eliminated the exemption for performance-based compensation. The amendment to Section 162(m) is effective with respect to compensation paid in our fiscal 2019 and in future years. The Tax Act includes a transition rule that allows the performance-based compensation exemption to continue for executive officers with a right to participate in a plan that is part of a written binding contract in effect on November 2, 2017 that is not modified in any material respect before the compensation is paid ("Transition Rule"). However, the IRS has not issued complete guidance with respect to application of the Transition Rule.

        During fiscal 2018, prior to the effectiveness of the amendment to Section 162(m), the compensation committee considered the impact of Section 162(m) when designing our cash and equity bonus program, but might have elected to provide compensation that was not fully deductible as a result of Section 162(m) if it determined it was in our best interests. Accordingly, during fiscal 2018, the compensation committee structured our fiscal 2018 variable cash compensation program for our named executive officers and the PSUs granted in fiscal 2018 in order to allow each to qualify as performance-based compensation under Section 162(m). The RSUs granted in fiscal 2018 did not qualify as performance-based compensation. To the extent that our named executive officers participate in performance-based compensation plans that are likely to qualify for treatment as performance-based compensation under the Transition Rule, the compensation committee may consider avoiding actions that would be considered a material modification to such plan or agreement if it determines it is in our best interests.

RISK OVERSIGHT OF COMPENSATION PROGRAMS

        The compensation committee believes that our compensation program for our named executive officers is not reasonably likely to present a material adverse risk to us based on the following factors:

  •
  Our compensation program for executive officers is designed to provide a balanced mix of cash and equity, annual and longer-term incentives, and performance targets;

  •
  The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics;

  •
  Our restricted stock awards and PSU grants generally vest over three to four years. With our performance-based shares or PSUs, in certain cases, vesting is tied to operating metrics such as revenue or non-GAAP operating income targets, not stock price, so our executives are incented to work together to maximize the company results, not any individual metric to which the other executives are not tied or have no input or undue influence; and

  •
  Maximum payout levels under the VCCP and under the PSUs are capped at 200% of target.

EXECUTIVE COMPENSATION SUMMARY

        The following table sets forth summary compensation information for the Company's chief executive officer, chief financial officer and the three other most highly compensated executive officers, in each case, for the fiscal years ended March 31, 2018, 2017 and 2016:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kris Canekeratne	2018	500,000	—		7,294,531	—	978,466	—	—		8,772,997
Chairman and Chief	2017	475,000	—		4,220,310	—	—	—	—		4,695,310
Executive Officer	2016	462,500	—		3,717,200	—	237,500	—	—		4,417,200
Ranjan Kalia	2018	390,000	—		1,716,260	—	504,888	—	—		2,611,148
Executive Vice President and	2017	360,000	—		1,707,466	—	—	—	—		2,067,466
Chief Financial Officer	2016	352,500	—		1,301,018	—	115,000	—	—		1,768,518
Raj Rajgopal	2018	400,000	—		1,560,266	—	743,634	—	—		2,703,900
President, DBS	2017	375,000	—		1,164,366	—	—	—	—		1,539,366
	2016	372,500	—		1,486,870	—	175,000	—	—		2,034,370
Samir Dhir	2018	360,000	100,000	(6)	1,560,266	—	587,079	—	174,857	(7)	2,782,202
President(5)	2017	252,241	—		1,058,139	—	—	—	29,026	(7)	1,339,406
	2016	234,864	—		929,264	—	88,094	—	20,595	(7)	1,272,817
Thomas R. Holler	2018	355,000	—		1,716,260	—	518,587	—	—		2,589,847
Executive Vice President,	2017	340,000	—		1,346,575	—	—	—	—		1,686,575
and Chief Strategy Officer	2016	332,500	—		1,486,870	—	115,000	—	—		1,934,370

(1)
All salary amounts in the table above reflect the earnings of each named executive officer as calculated based on the actual number of business days in each fiscal year.

(2)
In accordance with SEC rules, the "Stock Awards" column reflects the aggregate grant date fair value of restricted stock computed in accordance with FASB ASC Topic 718. Awards subject to performance conditions are calculated based on the probable outcome of the performance conditions on grant date.

(3)
As required by SEC rules, the table below disclose the grant date fair value of stock awards subject to performance conditions (i.e., performance share units), assuming achievement of maximum performance for the fiscal year ended March 31, 2018:

Name	Grant Date Fair Value of Annual 2018 PSU Plan Assuming Achievement of Maximum Performance ($)
Kris Canekeratne	9,599,963
Ranjan Kalia	2,021,214
Raj Rajgopal	1,837,499
Samir Dhir	1,837,499
Thomas R. Holler	2,021,214
(4)
We pay non-equity variable incentive plan compensation payouts under our VCCP with respect to the applicable fiscal year after approval by our compensation committee and our Independent Board (no later than 75 days following the fiscal year). See section "Compensation Discussion and Analysis—Annual Cash Incentive Program" for more details.

(5)
All cash amounts paid in Fiscal years 2017 and 2016 were paid and recorded in Indian rupees and translated back into U.S. dollars using the annual average exchange rates of $0.01491, and $ 0.01528 per Indian rupee for the fiscal years ended March 31, 2017 and 2016 respectively. Fiscal 2018 cash amounts were paid in U.S. dollars.

(6)
Represents a bonus paid to Mr. Dhir for his relocation from India to the United States in April 2017.

(7)
Fiscal 2018 represents the costs associated with Mr. Dhir's promotion to President and permanent relocation to the United States from India. Fiscal years 2017 and 2016 includes the following perquisites paid on behalf of Mr. Dhir in India.

Perquisite	Fiscal 2018	Fiscal 2017	Fiscal 2016
Company-paid vehicle(a)		$18,829	$12,222
Company paid health insurance premium		$353	$208
Employee provident fund and employee trust fund contributions		$4,606	$4,718
Company-owned auto expenses		$5,238	$3,447
Housing(b)	$138,288
Business round trip to India for family(c)	$9,483
Car Rental(c)	$27,086
Total:	$174,857	$29,026	$20,595

(a)
Allocated cost for one year based on purchase price and 4 year depreciation.

(b)
Apartment rental in New Jersey with gross-up for taxes plus deposits.

(c)
Includes gross-up for taxes.

FISCAL 2018 GRANTS OF PLAN-BASED AWARDS

        The compensation committee approves all of our equity-based and non-equity-based awards to all of our employees, including our executive officers. The expected payouts under the non-equity incentive plan awards in the table below for Messrs. Canekeratne, Kalia, Rajgopal, Dhir and Holler are those under our VCCP. All of these incentive plans are discussed above and amounts awarded are recorded in the fiscal year to which they apply and there are no provisions for future payouts.

GRANT OF PLAN-BASED AWARDS

										All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards							Exercise or Base Price of Option or Stock Awards ($/Share)	Grant Date Fair Value of Option and Stock Awards ($)(2)
Name	Grant Date	Action Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Kris Canekeratne	—	—	165,000	500,000	1,000,000	—	—	—		—		—	—	—
	8/10/2017	6/29/2017	—	—	—	45,231	137,064	274,128	(3)	—		—	—	6,094,536
	8/10/2017	6/29/2017	—	—	—	—	—	—		34,266	(4)	—	—	1,199,995
Ranjan Kalia	—	—	85,140	258,000	516,000	—	—	—		—		—	—	—
	8/10/2017	6/29/2017	—	—	—	9,523	28,858	57,716	(3)	—		—	—	1,283,168
	8/10/2017	6/29/2017	—	—	—	—	—	—		12,367	(4)	—	—	433,092
Raj Rajgopal	—	—	125,400	380,000	760,000	—	—	—		—		—	—	—
	8/10/2017	6/29/2017	—	—	—	8,657	26,235	52,470	(3)	—		—	—	1,166,536
	8/10/2017	6/29/2017	—	—	—	—	—	—		11,243	(4)	—	—	393,730
Samir Dhir	—	—	99,000	300,000	600,000	—	—	—		—		—	—	—
	8/10/2017	6/29/2017	—	—	—	8,657	26,235	52,470	(3)	—		—	—	1,166,536
	8/10/2017	6/29/2017	—	—	—	—	—	—		11,243	(4)	—	—	393,730
Thomas R. Holler	—	—	87,450	265,000	530,000	—	—	—		—		—	—	—
	8/10/2017	6/29/2017	—	—	—	9,523	28,858	57,716	(3)	—		—	—	1,283,168
	8/10/2017	6/29/2017	—	—	—	—	—	—		12,367	(4)	—	—	433,092

(1)
Represents amounts that could be paid under our VCCP. See section "Compensation Discussion and Analysis-Annual Cash Incentive Program" for more details.

(2)
The amounts reported in this column reflect the grant date fair value of all awards computed under SFAS ASC Topic 718 and for performance-based awards, reflects the probability of achievement of the applicable targets on grant date.

(3)
These performance-based restricted stock units ("PSUs") were granted on August 10, 2017 under our 2015 Stock Option and Incentive Plan (the "2015 Plan") and reflects the threshold, target and maximum equity incentive payout levels, which amounts would be payable in shares of our common stock, if the performance thresholds are met under the terms of the awards. To the extent that the Company achieves at least the minimum target, the shares underlying the PSUs are then subject to time-based vesting as follows: 33% vest on September 1, 2018 and the remaining 67% vest on March 1, 2020. See also the section "Compensation Discussion and Analysis-Annual Fiscal 2018 PSU Grants" for more details.

(4)
Represents a grant of restricted stock units with time-based vesting that vests at a rate of one third on June 1, 2018, one third on June 1, 2019 and one third June 1, 2020.

FISCAL 2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth certain information concerning the number of outstanding equity awards held by our named executive officers that are exercisable and unexercisable or vested and not vested at March 31, 2018:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unit Other Rights That Have Not Vested ($)(2)
Kris Canekeratne	38,175	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	18,480	(3)	895,541	—		—
	—	—	—	—	34,266	(4)	1,660,530	—		—
	—	—	—	—	9,998	(5)	484,503	—		—
	—	—	—	—	—		—	150,000	(7)	7,269,000
	—	—	—	—	—		—	137,064	(8)	6,642,121
Ranjan Kalia	6,135	—	10.02	5/23/2018	—		—	—		—
	2,139	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	5,775	(3)	279,857	—		—
	—	—	—	—	12,367	(4)	599,305	—		—
	—	—	—	—	3,399	(5)	164,716	—		—
	—	—	—	—	10,000	(6)	484,600	—		—
	—	—	—	—	—		—	50,000	(7)	2,423,000
	—	—	—	—	—		—	28,858	(8)	1,398,459
Raj Rajgopal	1,360	—	10.02	5/23/2018	—		—	—		—
	2,665	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	—		—	—		—
	—	—	—	—	5,775	(3)	279,857	—		—
	—	—	—	—	11,243	(4)	544,836	—		—
	—	—	—	—	3,699	(5)	179,254	—		—
	—	—	—	—	—		—	40,000	(7)	1,938,400
	—	—	—	—	—		—	26,235	(8)	1,271,348
Samir Dhir	—	—	—	—	3,465	(3)	167,914	—		—
	—	—	—	—	11,243	(4)	544,836	—		—
	—	—	—	—	2,199	(5)	106,564	—		—
	—	—	—	—	—		—	40,000	(7)	1,938,400
	—	—	—	—	—		—	26,235	(8)	1,271,348
Thomas R. Holler	—	—	—	—	4,851	(3)	235,079	—		—
	—	—	—	—	12,367	(4)	599,305	—		—
	—	—	—	—	3,099	(5)	150,178	—		—
	—	—	—	—	—		—	50,000	(7)	2,423,000
	—	—	—	—	—		—	28,858	(8)	1,398,459

(1)
The expiration date of each stock option is ten years after the grant date and all outstanding options granted to the named executives as of March 31, 2018 have fully vested pursuant to their terms.

(2)
Assumes closing price of $48.46 on March 31, 2018.

(3)
Represents awards of performance-based restricted stock unit awards granted on November 14, 2016 under the 2015 Stock Option and Incentive Plan ("2015 Plan") that met performance targets but remain subject to time-based vesting through March 1, 2019.

(4)
One-third of the restricted shares granted vest annually on each of June 1, 2018, 2019 and 2020.

(5)
25% of the restricted shares granted vest annually on each of June 1, 2015, 2016, 2017 and 2018.

(6)
Represents a one-time grant of restricted stock units to Mr. Kalia which was issued on November 14, 2016, with time-based vesting which vests at a rate of 6.25% in 16 equal installments, each quarter beginning on December 1, 2016 and each 3-month anniversary thereafter. The entire award will vest on September 1, 2020.

(7)
These one-time, extraordinary long-term performance-based 5-year PSUs were granted on August 11, 2016 under the 2015 Plan. The 5-year PSUs are earned over a five-year performance period of which the shares would be received upon attainment of the Company's pre-established performance goals and objectives at any eligible fiscal quarter end within the 5-year performance period. See the table "Grant of Plan Based Awards" listed above under the column "Estimated Future Payouts under Equity Incentive Plan Awards" for more details on these grants. See also the section "Compensation Discussion and Analysis-Annual Fiscal 2018 PSU Grants" for more details.

(8)
These performance-based restricted stock units were granted on August 10, 2017 under the 2015 Plan. The number of performance-based restricted stock units granted under the 2015 Plan conditionally vest at a rate based upon the Company's achievement of a two equally weighted performance metric measurement of GAAP revenue (50%) and non-GAAP operating income (50%) for the fiscal year ending March 31, 2018 ("FY18") as follows:

GAAP Revenue (50%)	Conditional Vesting Percentage	Non-GAAP Operating Income (50%)	Conditional Vesting Percentage
$1,000M	200%	$92.0M	200%
$970M	175%	$88.0M	175%
$950M	150%	$82.1M	150%
$935M	100%	$76.5M	100%
$920M	33%	$71.3M	33%
Below $920M	0%	Below $71.3M	0%

  To the extent that the Company achieves at least the minimum targets above, the shares underlying the PSUs are then subject to time-based vesting as follows: 33% vest on September 1, 2018 and the remaining 67% vest on March 1, 2020. See the table "Grant of Plan Based Awards" listed above under the column "Estimated Future Payouts under Equity Incentive Plan Awards" for more details on these grants. See also the section "Compensation Discussion and Analysis-Annual Fiscal 2018 PSU Grants" for more details.

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth for each named executive officer certain information with respect to the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended March 31, 2018:

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kris Canekeratne	100,000	1,466,340	104,670	4,374,735
Ranjan Kalia	13,865	547,787	39,269	1,644,971
Raj Rajgopal	32,201	1,046,402	39,951	1,682,654
Samir Dhir	—	—	24,597	1,039,747
Thomas R. Holler	—	—	37,283	1,598,075

(1)
Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated by the Exchange Act.

(2)
Amounts disclosed in this column were calculated based on the aggregate dollar amount realized by the named executive officer upon the vesting of the stock computed by multiplying the number of shares of stock vesting by the market price of our common stock on the vesting date in accordance with regulations promulgated under the Exchange Act.

PENSION BENEFITS

        None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION

        None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

POTENTIAL PAYMENTS UPON TERMINATION OF CHANGE IN CONTROL

        In April 2007, we entered into executive agreements with Messrs. Canekeratne and Holler, in July 2009, we entered into executive agreements with Messrs. Rajgopal and Kalia, and in August 2017, we entered into an amended and restated executive agreement with Mr. Dhir, that provide for certain severance and change in control payments. The following summaries set forth potential payments payable to these executive officers upon termination of employment by us other than for cause or by the executive for good reason, or a change in control of us under the executive agreements and our other compensation programs. Cause is defined under these agreements to include willful misconduct or non-performance of duties, certain violations of our policies, the commission of a felony or misdemeanor involving moral turpitude and the failure to cooperate in certain internal or other investigations. Good reason includes a material reduction in the executive's annual base salary or targeted annual cash compensation, a substantial diminution of the executive's responsibility or authority or a more than 50 mile relocation of the executive's primary business location. The compensation committee may, in its discretion, revise, amend or add to the benefits if it deems advisable. See section "CHANGES IN FISCAL 2019 TO EXECUTIVE CHANGE IN CONTROL AGREEMENTS" on page 52.

        Termination by us other than for cause or termination by executive for good reason, prior to a change in control.    Our executive agreements with Messrs. Canekeratne, Kalia, Rajgopal, Dhir and Holler, provide that if we terminate such executive's employment other than for cause, or if such executive terminates his employment for good reason, the executive is entitled to a lump-sum severance payment (less applicable withholding taxes) equal to:

  •
  100% of Mr. Canekeratne's annual base salary and 50% of the annual base salary of Messrs. Kalia, Rajgopal, Dhir and Holler; and

  •
  A prorated share of the annual bonus, if any, which the executive officer would have earned in the year in which the termination of employment occurs.

        In addition, upon any such termination, Mr. Canekeratne is entitled to continued health benefits for 12 months and each other executive officer is entitled to six months of continued health benefits. The foregoing benefits are subject to the execution of a general release by the executive officer.

        Termination by us other than for cause or termination by executive for good reason following a change in control.    Our executive agreements with our other executive officers provide that, in the event of a termination of employment other than for cause, or if such executive terminates his employment for good reason, within 24 months following a change in control in the case of Mr. Canekeratne and 12 months following a change in control in the case of Messrs. Kalia, Rajgopal, Dhir and Holler, such executive is entitled to a lump-sum severance payment (less applicable withholding taxes) equal to:

  •
  200% of Mr. Canekeratne's annual base salary and 50% of the annual base salary of Messrs. Kalia, Rajgopal, Dhir and Holler; and

  •
  200% in the case of Mr. Canekeratne, and 100% in the case of Messrs. Kalia, Rajgopal, Dhir and Holler of the prorated share of the annual bonus, if any, which such executive officer would have earned in the year in which the termination of employment occurs.

        In addition, upon any such termination, Mr. Canekeratne is entitled to continued health benefits for 24 months and each of Messrs. Kalia, Rajgopal, Dhir and Holler is entitled to six months of continued health benefits, upon a change of control. All unvested equity awards held by each such executive officer also become fully-vested and immediately exercisable. The foregoing benefits are subject to the execution of a general release by the executive officer.

        Automatic acceleration of vesting upon a change in control.    The terms of our executive agreements with our executive officers listed above whose rights and obligations on employment termination are solely stated above provide that the equity awards granted to such executive officers will have their vesting accelerated by 12 months upon any change in control, regardless of whether there is a subsequent termination of employment.

KRIS CANEKERATNE

        The following table describes the potential payments and benefits upon employment termination or change in control for Kris Canekeratne, our chairman and chief executive officer, as if his employment terminated as of March 31, 2018, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$500,000	$500,000	$1,000,000	$—
Variable Cash Compensation(1)	978,466	978,466	1,956,932	—
Accrued vacation	38,464	38,464	38,464	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	15,364,437	6,000,366
Continued health benefits	10,308	10,308	20,615	—

Total	$1,527,238	$1,527,238	$18,380,448	$6,000,366

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2018.

(2)
As noted above, Mr. Canekeratne's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 24 months following a change in control. Performance-based shares underlying the restricted stock units, which were tied to the Company's revenue for the fiscal year ended March 31, 2018 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2018 and 67% of the underlying shares vest on March 1, 2020. The value of stock options, restricted stock awards and restricted stock units is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2018 of $48.46.

RANJAN KALIA

        The following table describes the potential payments and benefits upon employment termination or change in control for Ranjan Kalia, our executive vice president and chief financial officer, as if his employment terminated as of March 31, 2018, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$195,000	$195,000	$195,000	$—
Variable Cash Compensation(1)	504,888	504,888	504,888	—
Accrued vacation	29,756	29,756	29,756	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	4,123,171	1,694,404
Continued health benefits	5,154	5,154	5,154	—

Total	$734,798	$734,798	$4,857,968	$1,694,404

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2018.

(2)
As noted above, Mr. Kalia's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units, which were tied to the Company's revenue for the fiscal year ended March 31, 2018 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2018 and 67% of the underlying shares vest on March 1, 2020. The value of stock options, restricted stock awards and restricted stock units is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2018 of $48.46.

RAJ RAJGOPAL

        The following table describes the potential payments and benefits upon employment termination or change in control for Raj Rajgopal, our president, as if his employment terminated as of March 31, 2018, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$200,000	$200,000	$200,000	$—
Variable Cash Compensation(1)	743,634	743,634	743,634	—
Accrued vacation	30,771	30,771	30,771	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	3,362,785	1,419,054
Continued health benefits	5,154	5,154	5,154	—

Total	$979,559	$979,559	$4,342,344	$1,419,054

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2018.

(2)
As noted above, Mr. Rajgopal's equity awards are subject to 12-month acceleration of vesting following a change in control and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units, which were tied to the Company's revenue for the fiscal year ended March 31, 2018 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2018 and 67% of the underlying shares vest on March 1, 2020. The value of stock options, restricted stock awards and restricted stock units is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2018 of $48.46.

SAMIR DHIR

        The following table describes the potential payments and benefits upon employment termination or change in control for Samir Dhir, our president, as if his employment terminated as of March 31, 2018, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$180,000	$180,000	$180,000	$—
Variable Cash Compensation(1)	587,079	587,079	587,079	—
Accrued vacation	27,694	27,694	27,694	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	3,178,152	1,234,422
Continued health benefits	5,154	5,154	5,154	—

Total	$799,927	$799,927	$3,978,079	$1,234,422

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2018.

(2)
As noted above, Mr. Dhir's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units, which were tied to the Company's revenue for the fiscal year ended March 31, 2018 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2018 and 67% of the underlying shares vest on March 1, 2020. The value of stock options, restricted stock awards and restricted stock units is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2018 of $48.46.

THOMAS R. HOLLER

        The following table describes the potential payments and benefits upon employment termination or change in control for Thomas R. Holler, our executive vice president and chief strategy officer, as if his employment terminated as of March 31, 2018, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$177,500	$177,500	$177,500	$—
Variable Cash Compensation(1)	518,587	518,587	518,587	—
Accrued vacation	27,310	27,310	27,310	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	3,579,256	1,441,249
Continued health benefits	5,154	5,154	5,154	—

Total	$728,551	$728,551	$4,307,807	$1,441,249

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2018.

(2)
As noted above, Mr. Holler's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units, which were tied to the Company's revenue for the fiscal year ended March 31, 2018 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2018 and 67% of the underlying shares vest on March 1, 2020. The value of stock options, restricted stock awards and restricted stock units is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2018 of $48.46.

CHANGES IN FISCAL 2019 TO EXECUTIVE CHANGE IN CONTROL AGREEMENTS

        As previously mentioned under the section "PEER REVIEW OF EXECUTIVE CHANGE IN CONTROL AGREEMENTS" on page 40, during fiscal 2019, we undertook a comprehensive peer based review of the severance benefits ("Severance Benefits") provided under each of our named executive officer's Executive Agreement. Based on this review, our executive officers, including our named executive officers, with the exception of our President, DBS, entered into new executive agreements, effective July 25, 2018. These new executive agreements, which were previously approved by our Board and compensation committee, contained modifications designed to enhance the alignment of the Severance Benefits with market practice. These modifications for these executive officers are described below.

  •
  Eliminated acceleration of 12 months of vesting solely upon a change in control, with respect to all equity awards granted after November 2, 2017.

        The following changes relate to Severance Benefits provided to these executive officers upon a termination without cause or a termination for good reason following a change in control.

  •
  Changed cash severance multiple from 0.5x to 1.5x for each of these executive officers, except our CEO whose cash severance multiple of 2x was unchanged;

  •
  Changed cash severance formula for each of these executive officers from (i) cash severance multiple multiplied by the sum of base salary and pro rata target bonus if target achieved to (ii) cash severance multiple multiplied by the sum of base salary and target bonus;

  •
  Changed period for continuation of health care benefits from 6 months to 18 months for each of these executive officers, except for the CEO whose continuation period of 24 months was unchanged;

  •
  Added current year bonus at target (prorated); and

  •
  Provided that performance-based equity awards granted after November 2, 2017 are paid at target (without proration) (the existing executive agreements, prior to their amendment and restatement, were silent as to the determination of the amount payable under performance-based equity awards).

        The following changes relate to Severance Benefits provided to these executive officers upon a termination without cause or a termination for good reason prior to a change in control.

  •
  Changed cash severance multiple for CEO from 1.0x to 1.5x and for these other executive officers from 0.5x to 1.0x;

  •
  Changed cash severance formula for each of these executive officers from (i) cash severance multiple multiplied by the sum of base salary and pro rata target bonus if target achieved to (ii) cash severance multiple multiplied by the sum of base salary and target bonus;

  •
  Changed period for continuation of health care benefits from 12 months to 18 months for our CEO and from 6 months to 12 months for these other executive officers; and

  •
  Included payout of current year bonus based on actual performance (prorated).

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2018, consisting of the 2015 Plan and the 2007 Stock Option and Incentive Plan.:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders	1,769,333	(1)	14.24	(2)	1,671,797	(3)

(1)
Includes 247,344 shares of common stock issuable upon exercise of outstanding options and 1,521,989 unvested restricted stock unit awards outstanding issuable upon the vesting of performance shares if specified performance metrics are achieved. Does not include restricted stock awards subject to vesting as those shares are outstanding already.

(2)
Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
As of July 17, 2018, the record date, there were 826,691 shares available for grant under our 2015 Plan.

DIRECTOR COMPENSATION

        Upon recommendation of the compensation committee, our Independent Board approved a fourth amended and restated non-employee director compensation policy, effective December 5, 2017, that provides for annual compensation of $200,000, of which we will make an annual restricted stock award/unit grant to each non-employee director with an economic value of $140,000 (with the number of shares (or underlying shares) determined by dividing $140,000 by the fair market value of the closing price of our common stock on the date of grant) and, effective on January 1, 2018, an annual retainer fee of $60,000 payable in cash. In addition, the following positions receive additional cash retainers:

Lead Independent Director	$30,000
Chairman of the Audit Committee	$22,000
Chairman of the Compensation Committee	$15,000
Chairman of the Nominating and Corporate Governance Committee	$10,000
Chairman of the Finance Committee	$10,000

        All cash payments will be made on a quarterly basis.

        In addition, we will make, under our applicable stock plan, a one-time, initial restricted stock award (or unit award) of $50,000 with the number of shares (or underlying shares) determined by dividing $50,000 by the fair market value of the closing price of our common shares on the date of grant) to any new non-employee director who joins the board of directors. These shares will vest in three equal installments annually, with the first vesting date on the anniversary of the first day of the third month of the quarter following the director's join date.

        Each restricted stock (or unit) award granted to a non-employee director under the non-employee director compensation policy will be made at the board of directors' meeting immediately following our annual meeting. The shares (or underlying shares) will vest in three equal installments annually at a rate of 33.33%, with the first installment vesting on the September 1 following the board meeting giving rise to the directors' annual equity award grant, with remaining vesting each one- year anniversary thereafter. The vesting of all equity awards granted to our non-employee directors will also accelerate by 12 months in the event of a change in control.

        We reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or any committees thereof.

        The following table sets forth a summary of the compensation earned by or paid to our non-employee directors for our fiscal year ended March 31, 2018:

2018 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Izhar Armony	52,500	139,973		—	—	—	—	192,473
Rowland T. Moriarty(a)	85,000	139,973		—	—	—	—	224,973
William K. O'Brien(b)	66,500	139,973		—	—	—	—	206,473
Al-Noor Ramji	52,500	139,973		—	—	—	—	192,473
Barry R. Nearhos(c)	71,750	139,973		—	—	—	—	211,723
Joseph G. Doody	52,500	139,973		—	—	—	—	192,473
Vikram S. Pandit(d)	55,430	223,282	(3)(4)	—	—	—	—	278,712

(1)
Represents the cash fees earned during fiscal year 2018. We pay these fees promptly after the quarter in which they are earned.

(a)
Mr. Moriarty's cash fees earned includes an annual fee of $10,000 as chairman of the nominating and corporate governance committee and $22,500 as lead independent director from July 1, 2017 through March 31, 2018.

(b)
Mr. O'Brien's cash fees earned include $2,750 as chairman of the audit committee from April 1, 2017 through May 31, 2017 and $11,250 as chairman of the compensation committee from July 1, 2017 through March 31, 2018.

(c)
Mr. Nearhos' cash fees earned include an annual fee of $19,250 as chairman of the audit committee from June 1, 2017 through March 31, 2018.

(d)
Mr. Pandit was appointed to the Board of Directors on May 3, 2017. His cash fees earned include $7,500 as chairman of the finance committee from July 1, 2017 through March 31, 2018.

(2)
Represents the aggregate grant date fair value of the restricted stock awards/units granted on December 5, 2017, determined in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award was $45.24.

(3)
Represents Mr. Pandit's initial, one-time grant of $49,980, as well as a pro-rated grant in the amount of $33,330 (based on a $100,000 annual grant and his appointment date).

(4)
Represents the aggregate grant date fair value of the restricted stock awards/units granted on May 3, 2017, determined in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award was $30.55.

        The non-employee members of our board of directors who held such positions as of March 31, 2018 held the following aggregate number of unexercised options and unvested restricted stock awards as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Awards/Units
Izhar Armony	21,267	7,258
Rowland T. Moriarty	13,906	7,258
William K. O'Brien	43,563	7,258
Al-Noor Ramji	22,921	7,258
Barry R. Nearhos	—	7,550
Joseph G. Doody	—	5,844
Vikram S. Pandit	—	5,458

        The following table shows the grant of restricted stock awards/units made to the non-employee members of our board of directors during the fiscal year ended March 31, 2018:

Name	Grant Date	Number of Shares Underlying Restricted Stock Units
Izhar Armony	12/05/2017	3,094
Rowland T. Moriarty	12/05/2017	3,094
William K. O'Brien	12/05/2017	3,094
Al-Noor Ramji	12/05/2017	3,094
Barry R. Nearhos	12/05/2017	3,094
Joseph G. Doody	12/05/2017	3,094
Vikram S. Pandit	05/03/2017	2,727
	12/05/2017	3,094

CEO PAY RATIO

        In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd Frank Act, we determined the ratio of: (a) the total annual compensation of our CEO to (b) the total annual compensation of the median employee out of all of our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

        We selected March 31, 2018 as the date on which to determine our median employee. In identifying the worldwide median employee, as permitted by SEC rules, we elected to use base salary as of March 31, 2018. We did not include independent contractors in the calculation. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using an average of monthly exchange rates for fiscal 2018.

        The following table provides information, based on our reasonable estimates, about the relationship between the total annual compensation of our CEO and the median of the total annual compensation of all our employees (except for the CEO) as of March 31, 2018.

Median Employee Total Annual Compensation	CEO Total Annual Compensation	Pay Ratio (CEO : Median Employee)
$14,507	$8,772,998	605: 1

        We calculated the total annual compensation for the median employee in the same manner used to calculate total compensation for each of our named executive officers as set forth in the "Summary Compensation Table" on page 42 of this proxy statement.

TRANSACTIONS WITH RELATED PERSONS

        Other than compensation agreements, which are described above and the transactions described below, since April 1, 2017, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        We entered into an Investment Agreement, dated as of May 3, 2017, with Orogen, pursuant to which we issued and sold an aggregate of 108,000 shares of convertible preferred stock for aggregate consideration of $108.0 million. Following such transaction, the common stock issuable upon conversion of such convertible preferred stock represented beneficial ownership of approximately 9.18% as of June 30, 2017. In addition, we appointed Mr. Vikram S. Pandit, a nominee of Orogen, to our board of directors as a Series A Director, pursuant to the terms of the Investment Agreement and the terms of our convertible preferred stock.

        Our Independent Board has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the Independent Board, the audit committee, both or neither.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The audit committee of the board of directors has retained the firm of KPMG LLP, independent registered public accountants, to serve as independent registered public accountants for our 2019 fiscal year. KPMG LLP has served as our independent registered public accounting firm since 2004. The audit committee reviewed and discussed its selection of, and the performance of, KPMG LLP for our 2019 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification. If the selection of independent registered public accountants is ratified, the audit committee, at its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of us and our stockholders.

        Representatives of KPMG LLP attended nine (9) of ten (10) meetings of the audit committee in our fiscal year ended March 31, 2018. We expect that a representative of KPMG LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees billed by KPMG LLP

        The following table shows the aggregate fees for professional services rendered by KPMG LLP to us during the fiscal years ended March 31, 2018 and 2017:

	2018	2017
Audit Fees	$2,186,011	$2,157,407
Audit-Related Fees	317,848	8,043
Tax Fees	46,230	94,648
All Other Fees	49,206	31,033

Total	$2,599,295	$2,291,131

Audit fees

        Audit fees for both years consist of fees for professional services associated with the audit of our annual consolidated financial statements, the review of the consolidated interim financial statements and the audit of our internal control over financial reporting. These fees also include fees for services that are normally provided in connection with statutory audit and regulatory filings.

Audit-related fees

        Fees for audit-related services consist of fees for statutory audit certification services, due diligence services provided in connection with acquisitions and other services that were reasonably related to the performance of audits or reviews of our financial statements and are not reported above under "Audit fees." The increase in audit-related services from fiscal year 2017 to 2018 was primarily due to the due diligence services and consultation on financial reporting matters provided in connection with the eTouch acquisition in fiscal year 2018.

Tax fees

        Tax fees primarily consists of tax due diligence services provided in connection with acquisitions, including the eTouch acquisition. The audit committee has determined that the provision of these services to us by KPMG is compatible with maintaining their independence.

All other fees

        All other fees relate to permissible non-audit services, and primarily include IT process assessment services.

        All of the foregoing fees were pre-approved by the audit committee.

Audit committee pre-approval process of fees

        The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by KPMG LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with KPMG LLP, see "The Board of Directors and Its Committees" and "Report of the Audit Committee of the Board of Directors."

        For Proposal 2, the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE RATIFICATION OF KPMG LLP
AS VIRTUSA CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR FISCAL YEAR ENDING MARCH 31, 2019

PROPOSAL 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        The following proposal, commonly known as a say-on-pay proposal, is provided as required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at our annual meeting of stockholders:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        This vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF, ON AN ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER MATTERS

        The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2019 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company's principal executive offices not later than April 4, 2019. Stockholders who wish to make a proposal at the 2019 annual meeting—other than one that will be included in the Company's proxy statement—must notify us between May 9, 2019 and June 8, 2019. If a stockholder who wishes to present a proposal fails to notify us by June 8, 2019 and such proposal is brought before the 2019 annual meeting, then under the Securities and Exchange Commission's proxy rules, the proxies solicited by management with respect to the 2019 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to:

Virtusa Corporation 132 Turnpike Road Southborough, Massachusetts 01772 Attn: Secretary

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended March 31, 2018.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

VIEWING OF PROXY MATERIALS VIA THE INTERNET

        Federal Law permits us to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder's address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you would like to receive future stockholder communications over the Internet exclusively, and no longer receive any material by mail, please visit www.envisionreports.com/VRTU, for registered holders or visit www.edocumentview.com/VRTU for beneficial holders, and follow the instructions in the secured website, enter your account number (shown on your proxy card) and tax identification number to log in, and then select receive company mailings via e-mail and provide your e-mail address. Your election to view proxy materials online is perpetual unless you revoke it later.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2018 Annual Report, including audited financial statements for the fiscal year ended March 31, 2018, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Financial Solutions has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Virtusa Corporation, 132 Turnpike Road, Southborough, Massachusetts 01772, Attn: Secretary, (508) 389-7300. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy if to any shareholder who sends a written request to:

Virtusa Corporation 132 Turnpike Road Southborough, Massachusetts 01772 Attn: Secretary

Virtusa Corporation
Proxy for Annual Meeting of Stockholders

September 6, 2018

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Ranjan Kalia and Paul D. Tutun, together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Virtusa Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Virtusa Corporation to be held on Thursday, September 6, 2018 at 8:00 a.m., local time, at the offices of Virtusa Corporation located at 132 Turnpike Road, Southborough, Massachusetts 01772, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 27, 2018, a copy of which has been received by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. YOU MAY ALSO SUBMIT YOUR VOTE VIA THE INTERNET (www.envisionreports.com/VRTU) BY FOLLOWING THE INSTRUCTIONS IN THE SECURE WEBSITE OR BY TELEPHONE (1-800-652-VOTE (8683)) BY FOLLOWING THE INSTRUCTIONS IN THE RECORDED MESSAGE, IN EACH CASE BY 1:00 A.M. EASTERN TIME, ON SEPTEMBER 6, 2018. IF YOU VOTE VIA THE INTERNET OR VIA TELEPHONE OR HAVE PREVIOUSLY SENT YOUR PROXY IN, YOU WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

SEE REVERSE SIDE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED
☒ Please mark votes with a checkmark as in this example.

The Board of Directors recommends a vote FOR items 1, 2 and 3.

        1.     To elect three members to the board of directors, nominated by the board of directors, to serve for a three-year term as class I directors and, with respect to the holders of our Series A Convertible Preferred Stock, one (1) Series A director, until his/her successor is duly elected and qualified or until such Series A director's right to hold the office terminates, whichever occurs earlier, in each case until his/her respective successor has been duly elected and qualified, or until his/her earlier death, resignation or removal. The Board recommends a vote FOR each nominee.

        CLASS II NOMINEES: Izhar Armony, Rowland T. Moriarty, and Deborah C. Hopkins

For All ☐	Against ☐	Abstain ☐

        SERIES A NOMINEE: Vikram S. Pandit

For ☐	Against ☐	Abstain ☐

        2.     To ratify the appointment of the firm of KPMG LLP, as our independent registered public accounting firm, for the fiscal year ending March 31, 2019. The Board recommends a vote FOR this proposal number 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        3.     To approve, on an advisory basis, the compensation of our named executive officers. The Board recommends a vote FOR this proposal number 3.

        4.     To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

        Important notice regarding the availability of the proxy materials for the Annual Meeting of Stockholders to be held on Thursday, September 6, 2018: the Proxy Statement, Annual Report to Stockholders, and the address of the location of the Annual Meeting of Stockholders, for registered stockholders are available at www.envisionreports.com/VRTU, and for beneficial holders with shares in street name, at www.edocumentview.com/VRTU.

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Ranjan Kalia and Paul D. Tutun, together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Virtusa Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Virtusa Corporation to be held on Thursday , September 6, 2018 at 8:00 a.m., local time, at the offices of Virtusa Corporation located at 132 Turnpike Road, Southborough, MA 01772, and at any adjournments or postponements thereof, upon matter set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 27, 2018, a copy of which has been received by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON THESE MATTERS AND ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

See Reverse Side